Exhibit 1.1

Baidu, Inc.

90,250,000 Class A Ordinary Shares

(US$0.000000625 par value per Share)

INTERNATIONAL UNDERWRITING AGREEMENT

March [17], 2021

Merrill Lynch (Asia Pacific) Limited (“BAML”)

55/F Cheung Kong Center

2 Queen’s Road Central

Central

Hong Kong

CLSA Limited (“CLSA”)

18/F, One Pacific Place

88 Queensway

Hong Kong

Goldman Sachs (Asia) L.L.C. (“Goldman Sachs”)

68/F, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

As the Joint Representatives (as defined below) of the several International Underwriters (as defined below)

CLSA Capital Markets Limited (“CLSA CM”)

18/F, One Pacific Place

88 Queensway

Hong Kong

As a Joint Sponsor (as defined below) (together with BAML and Goldman Sachs, the “Joint Sponsors”)

And the other International Underwriters (as defined below) listed in Schedule V hereto

Ladies and Gentlemen:

Baidu, Inc., an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), proposes to issue and sell to the several International Underwriters set forth in SCHEDULE I-B hereto (the “International Underwriters”) or to the purchasers procured by the International Underwriters ordinary shares of US$ 0.000000625 par value per share to be listed on The Stock Exchange of Hong Kong Limited (the “SEHK”) and traded in Hong Kong dollars (the “Shares”). The Company proposes to initially issue and sell to the International Underwriters or to the purchasers procured by the International Underwriters an aggregate of 90,250,000 Shares (the “U.S. Firm Shares”). In addition, the Company proposes to grant to the International Underwriters the option to purchase from the Company up to 14,250,000 additional Shares (the “U.S. Option Shares”). The U.S. Firm Shares and the U.S. Option Shares are herein referred to collectively as the “International Offer Shares.” The offering and sale of the International Offer Shares under this Agreement is herein referred to as the “International Offering.”

The Company has entered into an agreement dated March 11, 2021 (the “Hong Kong Underwriting Agreement”) relating to the concurrent offering and sale by the Company to the public in the Hong Kong Special Administrative Region (“Hong Kong”) of the People’s Republic of China (“PRC”) of initially an aggregate of 4,750,000 Shares (the “Hong Kong Offer Shares”), to be underwritten through arrangements with certain underwriters in Hong Kong (the “Hong Kong Underwriters”). The offering and sale of the Hong Kong Offer Shares is herein referred to the “Hong Kong Public Offering.” Except as the context may otherwise require, the International Underwriters and the Hong Kong Underwriters are referred to herein collectively as the “Underwriters” and this Agreement and the Hong Kong Underwriting Agreement are referred to herein collectively as the “Underwriting Agreements,” the International Offering and the Hong Kong Public Offering are referred to herein collectively as the “Global Offering,” and the International Offer Shares and the Hong Kong Offer Shares are referred to herein collectively as the “Offer Shares.” Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the Hong Kong Underwriting Agreement are hereby made expressly conditional on one another.

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The International Offer Shares are being offered at a price of HK$[•] per Share (the “International Offering Price”) and the Hong Kong Offer Shares are being offered at a price of HK$[•] per Share (the “Hong Kong Offering Price”), which is exclusive of (i) brokerage per Share of 1% of the International Offering Price, or the Hong Kong Offering Price, as the case may be (the “Brokerage”), (ii) a trading fee per Share of 0.005% of the International Offering Price, or the Hong Kong Offering Price, as the case may be (the “Trading Fee”) imposed by the SEHK and (iii) a transaction levy per Share of 0.0027% of the International Offering Price, or the Hong Kong Offering Price, as the case may be (the “Transaction Levy”) imposed by the Securities and Futures Commission of Hong Kong (the “SFC”), in each case payable by purchasers of the International Offer Shares or the Hong Kong Offer Shares, as applicable. The Trading Fee and the Transaction Levy are also payable by the Company with respect to the International Offer Shares or the Hong Kong Offer Shares, as applicable.

BAML, CLSA and Goldman Sachs shall act as the joint representatives of the International Underwriters (the “Joint Representatives”). The International Underwriters and the Hong Kong Underwriters are simultaneously entering into an Agreement Between International and Hong Kong Underwriting Syndicates (the “Agreement Between Syndicates”). BAML, CLSA, Goldman Sachs, China International Capital Corporation Hong Kong Securities Limited, UBS AG Hong Kong Branch, UBS Securities LLC (in relation to the International Offering only) and CCB International Capital Limited shall act as the joint global coordinators (the “Joint Global Coordinators”) of the Global Offering. BAML, CLSA, Goldman Sachs, China International Capital Corporation Hong Kong Securities Limited, UBS AG Hong Kong Branch, UBS Securities LLC (in relation to the International Offering only), CCB International Capital Limited, China Renaissance Securities (Hong Kong) Limited, Nomura International (Hong Kong) Limited, Citigroup Global Markets Asia Limited (in relation to the Hong Kong Public Offering only), Citigroup Global Markets Limited (in relation to the International Offering only), ICBC International Capital Limited, BOCI Asia Limited, ABCI Capital Limited and Haitong International Securities Company Limited shall act as the joint bookrunners of the Global Offering (the “Joint Bookrunners”). BAML, CLSA, Goldman Sachs, China International Capital Corporation Hong Kong Securities Limited, UBS AG Hong Kong Branch, UBS Securities LLC (in relation to the International Offering only), CCB International Capital Limited, China Renaissance Securities (Hong Kong) Limited, Nomura International (Hong Kong) Limited, Citigroup Global Markets Asia Limited (in relation to the Hong Kong Public Offering only), Citigroup Global Markets Limited (in relation to the International Offering only), ICBC International Securities Limited, BOCI Asia Limited, ABCI Securities Company Limited, Haitong International Securities Company Limited and Futu Securities International (Hong Kong) Limited shall act as the joint lead managers (the “Joint Lead Managers”) of the Global Offering. A prospectus dated March 12, 2021 (the “Hong Kong Prospectus”) has been prepared and used in connection with the Hong Kong Public Offering. The Company hereby acknowledges the appointment of the Joint Representatives, the Joint Global Coordinators and the Joint Bookrunners by the International Underwriters and/or the Hong Kong Underwriters.

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Reference is made to a Stock Borrowing Agreement (the “Stock Borrowing Agreement”), dated as of March [17], 2021, between Baidu Holdings Limited (the “Lender”) and Merrill Lynch International (an affiliate of BAML) (the “Borrower”), the Stabilization Manager (as defined below), pursuant to which the Lender has agreed to lend to the Borrower up to an aggregate of 14,250,000 Shares during the term of Stock Borrowing Agreement and subject to other terms and conditions contained therein, which arrangement is intended to facilitate stabilizing activities in connection with the Global Offering.

In conjunction with the Global Offering, the Company has made an application for listing of the Shares on the Main Board of the SEHK. BAML, CLSA CM and Goldman Sachs are acting as the joint sponsors to the Company’s application for listing (the “Joint Sponsors”).

Capitalized terms used and not defined herein have the meanings set forth in the Hong Kong Underwriting Agreement. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive. The term “business day,” as used herein, shall mean a day (other than Saturday, Sunday or any public holiday) on which banking institutions in Hong Kong and New York are open generally for normal banking business.

As used herein, “Affiliate” has the meaning as defined in Rule 501(b) under the Securities Act; “Laws” means any and all national, central, federal, provincial, state, regional, municipal, local, domestic or foreign laws (including, without limitation, any common law or case law), statutes, ordinances, legal codes, regulations or rules (including, without limitation, any and all regulations, rules, orders, judgments, decrees, rulings, opinions, guidelines, measures, notices or circulars (in each case, whether formally published or not and to the extent mandatory or, if not complied with, the basis for legal, administrative, regulatory or judicial consequences) of any Authority (as defined below)); “Authority” means any administrative, governmental or regulatory commission, board, body, authority or agency, or any stock exchange, self-regulatory organization or other non-governmental regulatory authority, or any court, tribunal or arbitrator, in each case whether national, central, federal, provincial, state, regional, municipal, local, domestic, foreign or supranational; and “Taxes” or “Taxation” means all forms of taxation whenever created, imposed or arising and whether of Hong Kong, the United States or of any other part of the world and, without prejudice to the generality of the foregoing, includes all forms of taxation on or relating to profits, salaries, interest and other forms of income, taxation on capital gains, sales and value added taxation, estate duty, death duty, capital duty, stamp duty, payroll taxation, withholding taxation, rates and other taxes or charges relating to property, customs and other import and excise duties, and generally any taxation, duty, impost, levy, rate, charge or any amount payable to taxing, revenue, customs or fiscal Authorities whether of Hong Kong, the United States or of any other part of the world, whether by way of actual assessment, loss of allowance, withholding, deduction or credit available for relief or otherwise, and including all interest, additions to tax, penalties or similar liabilities arising in respect of any taxation.

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For the purposes of this Agreement, whenever the terms or expressions “save as disclosed in each of the Hong Kong Prospectus, the Registration Statement and the Pricing Disclosure Package” or the equivalent are made herein, the Hong Kong Prospectus, the Registration Statement and the Pricing Disclosure Package referred under such terms or expressions mean such documents that exist as of the date of this Agreement. Notwithstanding that the Joint Representatives and the International Underwriters may have knowledge or may have conducted investigation or enquiry with respect to the information given under the relevant representation or warranty, the rights of the Joint Representatives and the International Underwriters under this Agreement shall not be prejudiced by such knowledge, investigation and/or enquiry, if any.

1. Sale and Purchase.

(a) Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the purchasers procured by the International Underwriters, or failing which, the several International Underwriters, and each of the International Underwriters, severally (and not jointly or jointly and severally), agrees to procure purchasers to purchase or, failing which, to purchase itself from the Company, the number of U.S. Firm Shares set forth opposite the name of such International Underwriter in SCHEDULE I-B hereto (subject to any reallocation by the Joint Representatives of Offer Shares between the International Offering and the Hong Kong Public Offering and subject to adjustment in accordance with Section 8 hereof), at the International Offering Price.

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In addition, the Company hereby grants to the several International Underwriters the option (the “Over-allotment Option”) to procure purchasers to purchase (or, failing which, to purchase themselves), and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the International Underwriters shall have the right, severally (and not jointly or jointly and severally), to procure purchasers to purchase or, failing which, to purchase itself, from the Company, ratably in accordance with the number of U.S. Firm Shares to be purchased by the purchasers procured by each International Underwriter or by such International Underwriter itself, all or a portion of the U.S. Option Shares as may be necessary to, among other things, cover over-allotments made in connection with the offering of the U.S. Firm Shares, at the International Offering Price. The Over-allotment Option may be exercised by the Joint Representatives at their sole and absolute discretion on behalf of the several International Underwriters at any time and from time to time on or before the expiration of the period of thirty (30) calendar days after the last day for the lodging of applications under the Hong Kong Public Offering (the “Option Expiration Date”), by written notice, substantially in the form set forth in Exhibit E hereto, to the Company. Such notice shall set forth the aggregate number of U.S. Option Shares as to which the Over-allotment Option is being exercised and the date and time when the U.S. Option Shares are to be delivered; provided however, that, no such date and time of delivery of the U.S. Option Shares shall be earlier than the First Time of Delivery (as defined in Section 2 hereof) nor, unless the Joint Representatives and the Company otherwise agree in writing, earlier than the second, or later than the tenth, business day after the date on which the Over-allotment Option shall have been exercised. Upon any exercise of the Over-allotment Option, the number of U.S. Option Shares to be purchased by purchasers procured by each International Underwriter (or, failing which, each such International Underwriter) shall be the number (subject to such adjustment as the Joint Representatives may determine to avoid fractional shares) which bears the same proportion to the total number of U.S. Option Shares being purchased by the several International Underwriters pursuant to such exercise as the number of U.S. Firm Shares set forth opposite the name of such International Underwriter in SCHEDULE I-B hereto bears to the total number of U.S. Firm Shares (subject to any reallocation by the Joint Representatives of Offer Shares between the International Offering and the Hong Kong Public Offering), subject to adjustment in accordance with Section 8 hereof.

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Upon the authorization by the Joint Representatives of the release of the U.S. Firm Shares, the several International Underwriters propose to offer the U.S. Firm Shares for sale. The Company acknowledges and agrees that the sale of International Offer Shares by each International Underwriter shall be by it as agent of the Company under applicable Laws to procure purchasers for International Offer Shares (in which case the purchase obligation of such International Underwriter under this subsection (a) shall be reduced pro tanto) or, failing which, as principal to purchase International Offer Shares itself or through its Affiliates, and, accordingly, the Company appoints the International Underwriters as agents under applicable Laws and confers on them the powers, authority and discretion on behalf of the Company that are necessary solely to procure purchasers for the International Offer Shares upon the basis of the representations and warranties and subject to the terms and conditions herein set forth; provided, however, that any International Underwriter selling International Offer Shares as agent of the Company pursuant to this subsection (a) and under applicable Laws will remain obligated to pay to the Company the International Offering Price for such International Offer Shares as if such International Underwriter were purchasing such International Offer Shares as principal. In view of the foregoing, a purchase of International Offer Shares may include a subscription for International Offer Shares of the Company and a sale of International Offer Shares may include an allotment of International Offer Shares by the Company.

(b)	The Company and the International Underwriters agree as follows:

(A) that under the direction of the Joint Representatives:

(i) if the number of Hong Kong Offer Shares validly applied for under the Hong Kong Public Offering represents 15 times or more but less than 50 times the number of Hong Kong Offer Shares initially available under the Hong Kong Public Offering, then U.S. Firm Shares will be reallocated to the Hong Kong Public Offering from the International Offering so that the total number of Hong Kong Offer Shares available under the Hong Kong Public Offering will be 8,550,000 Offer Shares, representing approximately 9% of the total number of Offer Shares (excluding the U.S. Option Shares);

(ii) if the number of Hong Kong Offer Shares validly applied for under the Hong Kong Public Offering represents 50 times or more but less than 100 times the number of Hong Kong Offer Shares initially available under the Hong Kong Public Offering, then U.S. Firm Shares will be reallocated to the Hong Kong Public Offering from the International Offering so that the total number of Hong Kong Offer Shares available under the Hong Kong Public Offering will be 9,500,000 Offer Shares, representing 10% of the total number of Offer Shares (excluding the U.S. Option Shares);

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(iii) if the number of Hong Kong Offer Shares validly applied for under the Hong Kong Public Offering represents 100 times or more the number of Hong Kong Offer Shares initially available under the Hong Kong Public Offering, then U.S. Firm Shares will be reallocated to the Hong Kong Public Offering from the International Offering so that the total number of Hong Kong Offer Shares available under the Hong Kong Public Offering will be 11,400,000 Offer Shares, representing 12% of the total number of Offer Shares (excluding the U.S. Option Shares); and

(iv) subject to clauses (A)(i) through (iii) above, the Joint Representatives, in their sole and absolute discretion, may (but shall not be obliged to) reallocate all or any of the U.S. Firm Shares from the International Offering to the Hong Kong Public Offering to satisfy valid applications under the Hong Kong Public Offering, and, in each of the cases of reallocation of U.S. Firm Shares to the Hong Kong Public Offering described in clauses (A)(i) through (iv) above (such reallocated U.S. Firm Shares being referred to herein as the “Reallocated Shares”), the number of U.S. Firm Shares available under the International Offering will be correspondingly reduced in such manner as the Joint Representatives may in their sole and absolute discretion determine, and the Reallocated Shares will be delivered to investors in the Hong Kong Public Offering specified by the Joint Representatives in the same manner and at the same time as the Hong Kong Offer Shares originally included in the Hong Kong Public Offering, provided that the International Underwriters shall be entitled to receive an amount equal to the gross commission on the Reallocated Shares (which gross commission is to be calculated in accordance with subsection (c) of this Section 1 so that, expressed as a percentage, such commission shall be the same per Reallocated Share as per International Offer Share) out of the amounts payable to the Company hereunder and no commission shall be payable by the Company to the Hong Kong Underwriters on any of the Reallocated Shares; provided, further, that the International Underwriters shall have no further payment or other obligations to the Company with respect to the Reallocated Shares; and

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(B) that the Joint Representatives, in their sole and absolute discretion, may (but shall not be obliged to) reallocate all or some of the unsold Hong Kong Offer Shares in the event of a Hong Kong Public Offering Under-Subscription (as defined in the Hong Kong Underwriting Agreement) (the “Unsold Hong Kong Offer Shares”) to the International Offering to one or more of the International Underwriters in such amounts as the Joint Representatives and each such International Underwriter may agree, whereupon such International Underwriter shall become obligated to purchase, at the International Offering Price, the number of Unsold Shares that are reallocated to such International Underwriter; provided that such International Underwriter shall be entitled to receive an amount equal to the gross commission on the number of Unsold Shares reallocated to it (which gross commission is to be calculated in accordance with subsection (c) of this Section 1 so that, expressed as a percentage, such commission shall be the same per such reallocated Unsold Share as per International Offer Share) out of the amounts payable to the Company hereunder and no commission shall be payable by the Company to the Hong Kong Underwriters on any of the Unsold Shares reallocated to the International Offering.

(c) In consideration of the agreement of the International Underwriters to purchase or procure purchasers for the International Offer Shares, the Company agrees to pay to the Joint Representatives (on behalf of the International Underwriters) a gross commission per International Offer Share (including each Unsold Share reallocated to the International Offering pursuant to this Section 1) and per Reallocated Share reallocated to the Hong Kong Public Offering pursuant to this Section 1 which is equal to 1% of the International Offering Price (“International Underwriting Commission”) and a gross commission per Hong Kong Offer Share to the Hong Kong Underwriters, which is equal to 1% of the Hong Kong Offering Price (excluding any International Offer Shares reallocated to the Hong Kong Public Offering and any Hong Kong Offer Shares reallocated to the International Offering) (the “Hong Kong Underwriting Commission,” together with International Underwriting Commission, (together, the “Underwriting Commission”), out of which the International Underwriters will pay any sub-underwriting commissions and other fees payable. The respective entitlements of the International Underwriters to the International Underwriting Commissions will be paid in proportion to the International Public Offering Underwriting Commitment of each International Underwriter. The Joint Representatives shall allocate the Total Transaction Fees (as defined in Section 2(d) below) or the Option Transaction Fees (if any) (as defined in Section 2(e) below) to all Underwriters in proportion to the respective Total Underwriting Commitment as set forth in SCHEDULE I-A hereto.

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(d) In connection with the Global Offering, BAML is expected to act as stabilization manager (the “Stabilization Manager”) through its affiliates and may (but shall not be obliged to, and not as agent of the Company), to the extent permitted by applicable Laws, over-allocate or effect transactions in the market or otherwise (in Hong Kong or elsewhere) with a view to stabilizing or maintaining the market price of the Shares at a level higher than that which might otherwise prevail in the open market for a limited period after the date on which the Hong Kong Offering Price and the International Offering Price are fixed for the purposes of the Global Offering (the “Price Determination Date”) in the Shares. The Stabilization Manager may, in its sole and absolute discretion, appoint any person to be its agent for the purposes of taking any stabilization action pursuant to this subsection (d). Any such agent shall have the rights and authorities conferred upon the Stabilization Manager pursuant to this subsection (d). Stabilization action taken pursuant to this subsection (d), if commenced, may be discontinued at any time at the sole and absolute discretion of the Stabilization Manager or any person acting for it. Each of the International Underwriters (other than the Stabilization Manager or any person acting for it) hereby undertakes severally (and not jointly or jointly and severally) to each other party to this Agreement that it will not take or cause or authorize any person to take, and shall cause its Affiliates and/or agents not to take, directly or indirectly, any stabilization action or any action which is designed to or which constitutes or which might be expected to cause or result in the stabilization or maintenance of the price of any security of the Company. All liabilities, expenses and losses arising from stabilization activities and transactions effected by the Stabilization Manager or any person acting for it as Stabilization Manager shall be borne by the International Underwriters in the same proportions, as nearly as may be practicable, as the percentage of the number of U.S. Firm Shares set forth opposite the name of such International Underwriter in SCHEDULE I-B hereto. All profits or gains arising from stabilizing activities and transactions effected by the Stabilization Manager or any person acting for it as Stabilization Manager shall be for the account of the Joint Sponsors (but, for the avoidance of doubt, not any of the International Underwriters) on a pro rata basis, in the same proportions, as nearly as may be practicable, as the percentage of the number of U.S. Firm Shares set forth opposite the name of such International Underwriter in SCHEDULE I-B hereto.

(e) Each International Underwriter shall bear the payment of any cost, trading fee, transaction levy chargeable in connection with or tax or stamp duty arising from any allocation or transfer of shares borrowed under the Stock Borrowing Agreement (as defined below) by the Stabilization Manager [or any International Underwriter to investors under the International Offering]. Such payment will be shared in proportion to their respective underwriting commitment as set forth in SCHEDULE I-A hereto.

(f) Any expenses incurred in connection with funding amounts payable to the Company at a Time of Delivery (including, for the avoidance of doubt, any intra-day funding costs attributable to the Stabilization Manager as clearing bank) shall be borne by each Joint Representative in proportion to their respective underwriting commitment as set forth in SCHEDULE I-A hereto.

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2. Payment and Delivery.

(a) The Company hereby appoints BAML as the settlement agent to the Global Offering (the “Settlement Agent”). The deliveries and payments as described in subsection (b) of this Section 2 shall be made (A) with respect to the U.S. Firm Shares, at or around [9:15 a.m.] Hong Kong time on March [23], 2021, or such other time and date as the Joint Representatives and the Company may agree upon in writing, and (B) with respect to U.S. Option Shares as to which the Over-allotment Option has been exercised on the date specified by the Joint Representatives in the written notice given by the Joint Representatives of their exercise on behalf of the International Underwriters of the Over-allotment Option to purchase such U.S. Option Shares or such other time and date as Joint Representatives and the Company may agree upon in writing. Such time and date for delivery of, and payment for the U.S. Firm Shares is herein referred to as the “First Time of Delivery”; such time and date for delivery of, and payment for, U.S. Option Shares, if not the First Time of Delivery, is herein referred to as an “Additional Time of Delivery”; each such time and date for delivery and payment is herein called a “Time of Delivery.”

(b) The International Offer Shares to be purchased by purchasers procured by each International Underwriter or, failing which, such International Underwriter itself or the purchasers procured by such International Underwriter hereunder (including any Unsold Shares), in definitive form, and in such authorized denominations and registered in such names as the Settlement Agent (on behalf of such International Underwriter) may reasonably request in writing upon at least two (2) business days’ notice to the Company prior to a Time of Delivery (the “Notification Time”), shall be issued by or on behalf of the Company to the Settlement Agent, through the facilities of Hong Kong Securities Clearing Company Limited (“Hong Kong Clearing” or “HKSCC”) for credit to such account or accounts in the Central Clearing and Settlement System (“CCASS”) as designated by the Settlement Agent (on behalf of such International Underwriter), against payment by or on behalf of such International Underwriter of the applicable aggregate International Offering Price by wire transfer (same day) in Hong Kong dollars in immediately available funds to the account designated by the Company in Schedule VI at the applicable Time of Delivery, the payment of which shall fully discharge any payment obligations of such International Underwriter and the Joint Representatives to the Company in respect of the purchase of the International Offer Shares by such International Underwriter hereunder. The Company will cause the form of certificates representing the International Offer Shares to be made available for checking at least one (1) business day prior to each Time of Delivery with respect thereto at the office of Hong Kong Clearing (the “Designated Office”).

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(c) It is understood and agreed by the parties hereto that no delivery of International Offer Shares to be issued and purchased hereunder at a Time of Delivery shall be effective unless and until payment therefor has been made pursuant hereto and each of HKSCC and the Company shall have furnished or caused to be furnished to the Joint Representatives, on behalf of the International Underwriters, at such Time of Delivery, certificates and other evidence satisfactory to the Joint Representatives of the issue and delivery of the International Offer Shares.

(d) At the First Time of Delivery, (A) the Settlement Agent shall be entitled to deduct, on behalf of the International Underwriters, from the amounts payable to the Company hereunder at such First Time of Delivery (i) (x) the Underwriting Commission in respect of the U.S. Firm Shares payable to the International Underwriters pursuant to Section 1 hereof and (y) the underwriting commissions payable to the Hong Kong Underwriters in accordance with Section 6.1 of the Hong Kong Underwriting Agreement; for the avoidance of doubt, any sponsor fee paid by the Company under the engagement letter dated October 16, 2020 shall be deducted against the underwriting commission payable under Section 1 hereof or under Section 6.1 of the Hong Kong Underwriting Agreement, as applicable (only with respect to the such commissions payable with respect to each Joint Sponsor), PLUS (ii) the aggregate amounts of the Trading Fee and the Transaction Levy payable by the Company on the sale of the U.S. Firm Shares (including any Unsold Shares reallocated to the International Offering pursuant to Section 1 hereof but excluding any U.S. Option Shares), which the Settlement Agent will, on behalf of the Company, pay or cause to be paid to the persons entitled thereto, PLUS (iii) the Brokerage payable to the International Underwriters with respect to the International Offer Shares (including all U.S. Option Shares) (the aggregate amount in sub-paragraph (A) herein is referred to as the “Total Transaction Fees”), and (B) the Settlement Agent shall, on behalf of the International Underwriters but subject to receipt from the International Underwriters of the aggregate amounts of the Trading Fee and the Transaction Levy payable by purchasers of the U.S. Firm Shares (including any Unsold Shares reallocated to the International Offering pursuant to Section 1 hereof), pay, or cause to be paid, such amounts to the persons entitled thereto. The Settlement Agent shall arrange payment to relevant parties of their respective entitlement (if any) by wire transfer in Hong Kong dollars in immediately available funds to such account or accounts designated by such party at the applicable Time of Delivery. The Company hereby acknowledges and agrees that the International underwriters will be entitled to retain the aggregate amount of the Brokerage payable by purchasers of the International Offer Shares (including any Unsold Shares reallocated to the International Offering pursuant to Section 1 hereof).

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(e) At each Additional Time of Delivery, (A) the Settlement Agent shall be entitled to deduct, on behalf of the International Underwriters, from the amounts payable to the Company hereunder at such Additional Time of Delivery (i) the Underwriting Commission in respect of the U.S. Option Shares (to the extent the Over-allotment Option is exercised) payable to the International Underwriters pursuant to Section 1 hereof, PLUS (ii) the aggregate amounts of the Trading Fee and the Transaction Levy payable by the Company on the sale of the U.S. Option Shares, which the Settlement Agent will, on behalf of the Company, pay or cause to be paid to the persons entitled thereto, (A) herein is referred to as the “Option Transaction Fees”), and (B) the Settlement Agent shall, on behalf of the International Underwriters but subject to receipt from the International Underwriters of the aggregate amounts of the Trading Fee and the Transaction Levy payable by purchasers of the U.S. Option Shares (including any Unsold Shares reallocated to the International Offering pursuant to Section 1 hereof), pay, or cause to be paid, such amounts to the persons entitled thereto. The Settlement Agent shall arrange payment to relevant parties of their respective entitlement (if any) by wire transfer in Hong Kong dollars in immediately available funds to such account or accounts designated by such party at the applicable Time of Delivery (and no later than [6:00 p.m.] Hong Kong Time on the Closing Date). [Additionally, at each Time of Delivery or forthwith upon demand after such Time of Delivery, to the extent that any amounts are payable by the Company pursuant to Section 5, the Company shall pay, or cause to be paid, in full such amounts to the Settlement Agent acting on behalf of the International Underwriters or to the relevant party to which the amount is payable by the Company and to be reimbursed by the Company pursuant to Section 5].

(f) The deliveries of the documents described in Section 6 hereof shall be made (A) with respect to the U.S. Firm Shares, at or prior to the First Time of Delivery, and (B) with respect to U.S. Option Shares as to which the Over-allotment Option has been exercised, at the Additional Time of Delivery of such U.S. Option Shares, in each case at the offices of Davis Polk & Wardwell, 18th Floor, The Hong Kong Club Building, 3A Charter Road, Hong Kong (the “Closing Location”). A meeting will be held at the Closing Location on the business day immediately preceding the relevant Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

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3. Representations and Warranties of the Company.

(a) The Company hereby represents, warrants, agrees and undertakes with respect to each of the Warranties in Schedule III hereto, to the Joint Sponsors, the Joint Representatives and the International Underwriters and each of them that each of the Warranties is true, accurate and not misleading as at the date of this Agreement, as at the Time of Sale (as defined below), the date of any amendment or supplement to the Pricing Disclosure Package or the Prospectus subsequent to the Time of Sale (as defined below) and as at each Time of Delivery, and the Company acknowledges that each of the Joint Sponsors, the Joint Representatives and the International Underwriters is entering into this Agreement in reliance upon the Warranties. Each Warranty shall be construed separately and independently and shall not be limited or restricted by reference to or inference from the terms of any other of the Warranties or any other term of this Agreement.

(b) In addition, any certificate signed by any officer of the Company and delivered to the Joint Representatives, the Joint Bookrunners, the Joint Sponsors or the International Underwriters or any counsel for the International Underwriters in connection with the International Offering shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each International Underwriter.

4. Certain Covenants of the Company. The Company undertakes to the Joint Sponsors, the Joint Representatives and the International Underwriters that it will:

(a) to furnish such information and otherwise to cooperate or take such action as may be required by the Joint Representatives to qualify the Offer Shares for offering and sale under the securities Laws of such jurisdictions as the Joint Representatives may designate and to maintain such qualifications in effect and comply with such Laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Offer Shares, provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process (except service of process with respect to the offering and sale of the Offer Shares); and to promptly advise the Joint Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offer Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

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(b) to promptly advise the Joint Representatives of any proposal to amend or supplement at any time the Registration Statement or any Statutory Prospectus and not to effect such amendment or supplement without the Joint Representatives’ consent; and to advise the Joint Representatives promptly of any amendment or supplement of the Registration Statement or any Statutory Prospectus, and the receipt by the Company of any notification with respect to the suspension of the qualification of the Offer Shares in any jurisdiction or the institution or threatening of any proceedings for such purpose, and to use its best efforts to prevent the issuance of any such suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof;

(c) to file the Prospectus, in a form approved by the Joint Representatives, with the Commission pursuant to and in accordance with subparagraph (2) (or, if applicable and if consented to by the Joint Representatives, subparagraph (5)) of Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act not later than the second business day following the execution and delivery of this Agreement, and to advise the Joint Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Joint Representatives of such timely filing;

(d) if, at any time when a prospectus relating to the Offer Shares is (or but for the exemption in Rule 172 would be) required to be delivered under the Securities Act by any International Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act, the Company will promptly notify the Joint Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the International Underwriters and the dealers and any other dealers upon request of the Joint Representatives, an amendment or supplement so that the statements in the Prospectus as so amended or supplemented will comply with applicable law and will not be misleading in the light of the circumstances when the Prospectus is delivered to a prospective purchaser; and neither the Joint Representatives’ consent to, nor the International Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof;

(e) to furnish to the Joint Representatives copies of each Registration Statement, each related Statutory Prospectus and, so long as a prospectus relating to the Offer Shares is (or but for the exemption in Rule 172 would be) required to be delivered under the Securities Act, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Joint Representatives reasonably request; and the Prospectus shall be so furnished within 24 hours following the execution and delivery of this Agreement, and all other such documents shall be so furnished promptly following a request by a Joint Representative once they are available in compliance with applicable private placement exemptions in each applicable jurisdiction;

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(f) if, during such period after the first date of the public offering of the Offer Shares as in the opinion of counsel for the International Underwriters, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an International Underwriter or dealer (the “Prospectus Delivery Period”), any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the International Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the International Underwriters and to the dealers (whose names and addresses the Joint Representatives will furnish to the Company) to which Offer Shares may have been sold by the Joint Representatives on behalf of the International Underwriters and to any other dealers upon reasonable request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law;

(g) to advise the Joint Representatives promptly, confirming such advice in writing, of any request by any Authority in Hong Kong, the Cayman Islands, the British Virgin Islands, the United States or the PRC or any other applicable jurisdiction for amendments or supplements to the Pricing Disclosure Package or the Prospectus or for additional information with respect thereto, or of any notice of institution of proceedings for, or the entry of a stop or other order, suspending the qualification or exemption from qualification of any of the Offer Shares for offering or sale in any jurisdiction, and if at any time any Authority in Hong Kong, the Cayman Islands, the British Virgin Islands, the United States or the PRC or any other applicable jurisdiction shall issue such stop or other order, to use its best efforts to obtain the withdrawal or lifting of such order as soon as possible, including, without limitation, by amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Offer Shares by the International Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

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(h) to comply with The Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (amended from time to time) and the listing decisions, guidelines and other requirements of the SEHK (the “Listing Rules”) and/or any other applicable Law;

(i) prior to 40 days after the latter of the Option Expiration Date and the date on which the Joint Representatives notify the Company that the distribution of the International Offer Shares is complete, to comply with the Listing Rules and/or any other applicable Law, including to disclose by way of announcement or otherwise and disseminate to the public, under certain circumstances, information affecting any estimated financial information contained in each of the Pricing Disclosure Package and the Prospectus and any information required by the SEHK, the Listing Rules and/or any other applicable Law to be disclosed and disseminated to the public by the Company; provided, however, that no such disclosure shall be made by the Company without first having been submitted to the Joint Representatives, the Joint Representatives and the Joint Sponsors for their review not less than one business day prior to such issuance;

(j) as soon as practicable, the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(k) during a period of three years from the date of the Prospectus, to furnish to the Joint Representatives and the Joint Sponsors copies of all reports or other communications (financial or other) furnished by the Company to its shareholders, and to deliver to the Joint Representatives and the Joint Sponsors as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed (such financial statements to be on a consolidated basis to the extent the accounts of the Group are consolidated in reports furnished by the Company to its shareholders generally or to the Commission or any securities exchange on which any class of securities of the Company is listed) and (B) such additional information concerning the financial condition, results of operations, business, properties, assets or liabilities of the Company or any other member of the Group as the Joint Representatives and the Joint Sponsors may from time to time reasonably request; provided that any report, communication or financial statement furnished or filed with the Commission that is publicly available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system and the SEHK shall be deemed to have been furnished to its shareholders and the Joint Representatives and the Joint Sponsors at the time furnished or filed with the Commission;

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(l) for so long as the Shares are outstanding, to file with the SEHK, the SFC, the Commission and any other relevant Authority in Hong Kong, the U.S., the PRC and other relevant jurisdictions, such relevant reports, documents, agreements and other information which may from time to time be required by applicable Laws to be so filed because the Shares are outstanding;

(m) to file promptly all reports and any statements required to be filed by the Company with the Commission pursuant to the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Offer Shares;

(n) to pay the required Commission filing fees relating to the Offer Shares within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act;

(o) prior to the completion of the Global Offering as notified by the Joint Representatives, without prior approval by the Joint Representatives and the Joint Sponsors, not to, or not to procure or permit any of the other members of the Group to, (A) enter into or assume or otherwise agree to be bound by any contract or agreement, (B) incur, assume or acquire or otherwise agree to become subject to any liability, (C) acquire or dispose of or agree to acquire or dispose of any business or asset, which in each case in the opinion of the Joint Representatives would, or could reasonably be expected to materially and adversely affect the Global Offering or result in a Material Adverse Effect;

(p) not to be or become, at any time prior to the expiration of two years after the latest Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

(q) to apply the net proceeds from the sale of the Offer Shares in the manner set forth in the section of each of the Pricing Disclosure Package and the Prospectus headed “Use of Proceeds”;

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(r) not to invest, or otherwise use the proceeds received by the Company from its sale of the Offer Shares in such a manner as would require the Company or any of the Significant Subsidiaries to register as an investment company under the Investment Company Act;

(s) not to, and to cause any of its directors, officers, employees, Affiliates, agents or any person acting on its behalf or on behalf of any of foregoing persons not to, use, directly or indirectly, the proceeds from the sale of the Offer Shares for any purpose or activity that would cause any person participating in the Global Offering, including, without limitation, the Hong Kong Underwriters and the International Underwriters, to be in violation of Sanctions;

(t) not to, and to cause any of its directors, officers, employees, Affiliates and/or agents, not to (whether directly or indirectly, formally or informally, in writing or verbally) provide any material information, including forward looking information (whether qualitative or quantitative) concerning the Company that is not, or is not reasonably expected to be, included in each of the Pricing Disclosure Package and the Prospectus or publicly available, to any research analyst at any time up to and including the fortieth day immediately following the date on which the International Offering Price is determined in accordance with the terms of the Hong Kong Underwriting Agreement;

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(u) For the period commencing on the Price Determination Date and ending on, and including, the date that is 90 days after the Listing Date (the “Lock-Up Period”), and unless in compliance with the requirements of the Listing Rules, the Company will not, without the prior written consent of the Joint Sponsors, directly or indirectly, take any of the following actions with respect to its Shares or ADSs or other securities of the Company, or any securities convertible into or exchangeable or exercisable for or that represent the right to receive, any of its Shares or ADSs or other securities of the Company (“Lock-Up Securities”): (i) offer, allot, sell, issue, pledge, contract to sell or otherwise transfer or dispose of Lock-Up Securities, or deposit any Shares or other securities of the Company, with a depositary in connection with the issue of depositary receipts, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Lock-Up Securities, (iv) enter into any transaction with the same economic effect as any transaction specified in Clauses 4(u)(i) or 4(u)(ii) above; (v) offer to or contract to or agree to or announce any intention to effect any transaction specified in Clauses 4(u)(i), 4(u)(ii) or 4(u)(iii) above, in each case whether any such transaction described in clauses 4(u)(i), 4(u)(ii) or 4(u)(iii) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, provided, however, that the Company shall be permitted during the Lock-Up Period to (1) issue, pledge or otherwise dispose of Shares or ADSs pursuant to any of the equity derivatives entered into by the Company in relation to its US$3 billion syndicated loan facilities which are existing as of the date of the Hong Kong Underwriting Agreement, (2) issue, sell, or cause to be sold, the Offer Shares to be sold and/or issued pursuant to the Global Offering, including, for avoidance of doubt, any Shares to be issued pursuant to the Over-Allotment Option or loaned and sold pursuant to the Stock Borrowing Agreement, which is intended to facilitate stabilizing activities in connection with the Global Offering, (3) grant or issue securities pursuant to the terms of the Share Incentive Plans existing on the date of this Agreement and disclosed in the Hong Kong Prospectus, Registration Statement, General Disclosure Package and Final Prospectus, including the effect of one or more bulk issuances of Shares, or ADSs upon deposit of Shares with the Company’s depositary bank, and delivered to the Company’s brokerage accounts existing on the date hereof, in contemplation of future issuance under the Share Incentive Plans existing on the date of the Hong Kong Underwriting Agreement and disclosed in the Hong Kong Prospectus, Registration Statement, General Disclosure Package and Final Prospectus, (4) effect any capitalization issue, capital reduction or consolidation or sub-division of the Shares, (5) issue securities upon the exercise of an option or a warrant, the vesting of a restricted share or the conversion of a security outstanding on the date of the Hong Kong Underwriting Agreement and disclosed in the Hong Kong Prospectus, Registration Statement, General Disclosure Package and Final Prospectus, and (6) repurchase securities pursuant to the Company’s share repurchase programs existing on the date of the Hong Kong Underwriting Agreement and disclosed in the Hong Kong Prospectus, Registration Statement, General Disclosure Package and Final Prospectus.

(v) with the prior written consent of the Company, the Joint Representatives may release or waive the restrictions set forth in a lock-up letter described in Section 4(u) for any party thereunder; if the Joint Representatives, with prior written consent of the Company, agree to release or waive the restrictions set forth in a lock-up letter described in Section 4(u) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit D hereto through a major news service at least two business days before the effective date of the release or waiver;

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(w) not to, and to cause its Affiliates or any person acting on its or their behalf (other than the International Underwriters and their respective Affiliates) not to, distribute prior to the latest Time of Delivery any offering material in connection with the offer and sale of the International Offer Shares other than the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus (including any free writing prospectus published or distributed by media), any Testing-the-Waters Communication, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any road show as defined in Rule 433(h) under the Securities Act (a “road show”), in each case approved by the Joint Representatives;

(x) until the Joint Representatives have notified the Company of the completion of the distribution of the International Offer Shares, not to, and to cause any of the other members of the Group or any of its or their respective directors, officers, employees, Affiliates, agents or any persons acting on its behalf or on behalf of any of foregoing persons not to, either alone or with one or more other persons, do or engage in, directly or indirectly, any act or course of conduct (A) which creates a false or misleading impression as to the market in or the value of the Shares and any associated securities, or (B) the purpose of which is to create actual, or apparent, active trading in or to raise the price of the Shares, provided, however, that nothing in clauses (A) and (B) above will prevent the Stabilization Manager from engaging in transactions to stabilize the market price of the Offer Shares to the extent permitted by Laws;

(y) not to, and to cause any of the other members of the Group or any of its or their respective supervisors, directors, officers, employees, Affiliates, agents or any person acting on its behalf or on behalf of any of foregoing persons not to, (A) take or facilitate, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any security of the Company or otherwise, (B) take, directly or indirectly, any action which would constitute a violation of the market misconduct provisions of Parts XIII and XIV of the Securities and Futures Ordinance, or (C) take or omit to take, directly or indirectly, any action which may result in the loss by any of the International Underwriters of the ability to rely on any stabilization safe harbor provided by the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance or otherwise; for the avoidance of doubt, the Stabilization Manager may engage in transactions which stabilize the market price of the Offer Shares to the extent permitted by Laws;

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(z) upon request of any International Underwriter, to furnish, or cause to be furnished, to such International Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such International Underwriter for the purpose of facilitating the online offering of the Offer Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above in such a way that will not cause any damage to the Company in respect of its ownership, image or reputation, is granted without any fee and may not be assigned or transferred and shall terminate upon completion of the distribution of the Offer Shares; in addition, each of the International Underwriters is permitted to use the License for the purposes of identifying the Company in such International Underwriter’s list of completed deals posted on its website or contained in other materials prepared by such International Underwriter;

(aa) to use its best efforts to have the Shares approved for listing on the SEHK by the First Time of Delivery and to maintain such listing on the SEHK and the listing of the ADSs on Nasdaq;

(bb) for so long as the Shares are outstanding, to use its best efforts to maintain the fungability and facilitate the conversion between the Shares and ADSs;

(cc) to use its best efforts to qualify the International Offer Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Joint Representatives shall reasonably request;

(dd) to do and perform all things required to be done and performed under this Agreement by it prior to or after each Time of Delivery and to satisfy all conditions precedent on its part to the delivery of the International Offer Shares as set forth herein;

(ee) to indemnify and hold each of the International Underwriters, Joint Global Coordinators, Joint Bookrunners, Joint Representatives, Joint Lead Managers and their respective Affiliates harmless against any documentary, stamp, value-added, issuance, capital, registration, transfer or other similar Taxes and any transaction levies, commissions or brokerage charges, including, without limitation, any interest and penalties, payable in Hong Kong, the Cayman Islands or the United States or any other jurisdiction which are or may be required to be paid in connection with the creation, allotment, issuance, offer, sale (including initial resale) and distribution of the Offer Shares as contemplated in each of the Pricing Disclosure Package and the Prospectus and the execution, delivery and performance of this Agreement, and, in particular, to indemnify and hold each of the International Underwriters and their respective Affiliates harmless against the Trading Fee and Transaction Levy, if any, which may be required to be paid in connection with the offer and sale (including initial resale) of the Offer Shares and the listing of the Shares on the SEHK (except where such International Underwriters purchase Offer Shares for their investment accounts);

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(ff) prior to each Time of Delivery, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any of its Subsidiaries, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any of its Subsidiaries, or the offering of the Offer Shares, without prior consent of the Joint Representatives;

(gg) to comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus (including any free writing prospectus published or distributed by media), including timely filing with the Commission or retention where required and legending. If at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Joint Representatives and, if requested by the Joint Representatives, will prepare and furnish without charge to each International Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission;

(hh) to ensure that any high and medium priority issues identified and as disclosed in any internal control report prepared by Ernst & Young Hua Ming LLP (the “Internal Control Consultant”) have been, and that any low priority issues so identified and disclosed are being or will promptly be, rectified or improved to a sufficient standard or level for the operation and maintenance of efficient systems of internal accounting and financial reporting controls and disclosure and corporate governance controls and procedures that are effective to perform the functions for which they were established and to allow compliance by the Company and its board of directors with all applicable Laws and, without prejudice to the generality of the foregoing, to such standard or level recommended or suggested by the Internal Control Consultant in its internal controls report; and

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(ii) subject to any waiver granted by the SEHK, to procure that no core connected person (as defined in the Listing Rules) of the Company will itself (or through a company controlled by it), apply to purchase International Offer Shares either in its own name or through nominees unless permitted to do so under the Listing Rules, and if the Company shall become aware of any application or indication of interest for International Offer Shares by any core connected person, controlled company or nominee, it shall forthwith notify the Joint Sponsors and the Joint Representatives (on behalf of the International Underwriters)

5. Expenses. The Company covenants and agrees with each of the Joint Representatives, the Joint Sponsors, and the International Underwriters to pay or cause to be paid all costs, expenses, fees, charges and Taxation in connection with or incidental to the Global Offering, the registration of the Shares under the Securities Act and this Agreement and the transactions contemplated thereby or hereby, including, without limitation, the following:

(a) fees, disbursements and expenses of the Reporting Accountants and YY’s Reporting Accountant;

(b) fees, disbursements and expenses of the Hong Kong Share Registrar and the White Form eIPO Service Provider;

(c) fees, disbursements and expenses of all legal advisers to the Company and the fees, disbursements and expenses of all legal advisers to the Underwriters in accordance with the relevant engagement letters entered into between the Company and such legal advisers;

(d) fees, disbursements and expenses of the Industry Consultant;

(e) fees, disbursements and expenses of the Internal Controls Consultant;

(f) fees, disbursements and expenses of any public relations consultants;

(g) fees, disbursements and expenses of the Receiving Banks and the Nominee;

(h) fees, disbursements and expenses related to the application for listing of the Offer Shares on the SEHK, the registration of any documents with any relevant Authority and the qualification of the Offer Shares in any jurisdiction;

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(i) all printing and advertising costs in relation to the Global Offering, as incurred and approved by the Company;

(j) all costs of preparation, printing, dispatch and distribution of the Offering Documents, the Application Proof, the PHIP, the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, any Issuer Free Writing Prospectus, Testing-the-Waters Communications, road show and other documents in connection with the Global Offering, and all amendments and supplements thereto, as incurred and approved by the Company;

(k) all costs of preparation, printing, dispatch and distribution (including transportation, packaging and insurance) of share certificates, letters of regret and refund cheques;

(l) the Trading Fee and the Transaction Levy payable by the Company, and all capital duty (if any), premium duty (if any) and any other fees, charges, expenses, Taxes and levies payable in respect of the creation, issue, sale and delivery of the Offer Shares;

(m) all fees and expenses of conducting company searches, litigation and legal proceeding searches, bankruptcy and insolvency searches and directorship searches in connection with the Global Offering, as incurred and approved by the Company;

(n) all CCASS transaction fees payable in connection with the Global Offering;

(o) fees and expenses of the financial printer retained for the Global Offering;

shall be borne by the Company, and the Company shall pay or cause to be paid all such costs, expenses, fees, charges and Taxation incurred in connection with the listing of the Shares on the Stock Exchange, including without limitation, Brokerage, Trading Fee and Transaction Levy payable by the Company and any stamp or capital duty or other similar tax arising from the creation, issue and allotment or sale of Offer Shares pursuant to the Global Offering, other than Taxes imposed in respect of net income or profit by a taxing jurisdiction wherein the Joint Sponsors, Joint Representatives or the International Underwriters are incorporated, resident or have a fixed place of business, imposed on or with respect to any commission or fees received by any of such parties pursuant to this Agreement.

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For the avoidance of doubt, as provided in the engagement letters dated October 16, 2020 between the Company and each of the Joint Sponsors, the Company shall: (a) pay each Joint Sponsor a sponsor fee of US$500,000 by way of deduction from the underwriting commission under Clause 6.1 of the Hong Kong Underwriting Agreement; and (b) reimburse each of the Joint Sponsors for reasonable out-of-pocket expenses incurred in connection with the development, preparation and execution of the Global Offering, including travel, accommodation and communication expenses, advertising and roadshow expenses, provided that such aggregate expenses for which the Company will reimburse will not exceed US$150,000, and where such aggregate amount is less than US$150,000, the Company will reimburse the Joint Sponsors such amount on an actually incurred basis and the Joint Sponsors shall provide the Company with a written breakdown of such expenses incurred.

6. Conditions of the International Underwriters’ Obligations. The several obligations of the International Underwriters hereunder are subject to all the respective representations and warranties and other statements herein on the part of the Company being true and accurate and not misleading at and as of the time when sales of the International Offer Shares are first made in accordance with the terms of this Agreement (the “Time of Sale”), the date of the Prospectus, the date of any amendment or supplement to the Pricing Disclosure Package or the Prospectus subsequent to the Time of Sale, the First Time of Delivery and, if applicable, each Additional Time of Delivery, to the performance by the Company of all its obligations and undertakings hereunder and to the following additional conditions precedent; provided, however, that the Joint Representatives may, in their sole and absolute discretion, waive or modify (with or without condition(s) attached) any condition precedent set forth in this Section 6:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; all materials required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received; no stop order suspending or preventing the use of the Preliminary Prospectus, Final Prospectus or any Issuer Free Writing Prospectus (including any free writing prospectus published or distributed by media) shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Joint Representatives;

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(b) since the time of execution of this Agreement or the earlier of the respective dates as of which information is given in the Pricing Disclosure Package and the Prospectus, there shall not have developed, occurred, happened or come into effect any change, or any development involving a prospective change, or any event or circumstance likely to result in a change or a development involving a prospective change, in or affecting the assets, liabilities, business, general affairs, management, prospects, shareholders’ equity, profits, losses, results of operations, position or condition, financial or otherwise, or performance of the Company and the other members of the Group, taken as a whole, the effect of which change, development, event or circumstance is, individually or in the aggregate, in the sole and absolute judgment of the Joint Representatives as to make it or be likely to make it or be reasonably expected to make it impracticable to market the Global Offering or to proceed with the Global Offering or the delivery of the Offer Shares;

(c) since the time of execution of this Agreement or the earlier of the respective dates as of which information is given in the Pricing Disclosure Package and the Prospectus, there shall not have been (i) any losses or interference with the Company’s business from fire, explosion, flood, windstorm, earthquake or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Pricing Disclosure Package, or (ii) any change or decrease specified in the letter or letters referred to in paragraph (e) and paragraph (f) of this Section 6 the effect of which loss or interference or change or decrease is, in the sole and absolute judgment of the Joint Representatives as to make it or be likely to make it or be reasonably expected to make it impracticable or inadvisable or inexpedient to market the Global Offering or to proceed with the Global Offering or the delivery of the Offer Shares;

(d) since the time of execution of this Agreement or the earlier of the respective dates as of which information is given in the Pricing Disclosure Package and the Prospectus, there shall not have been any adverse legislative or regulatory developments, including any announced but not yet implemented change in law or regulation, in Hong Kong, the PRC, the United States or other applicable jurisdictions following the signing of this Agreement, the effect of which development is, in the sole and absolute judgment of the Joint Representatives as to make it or be likely to make it or be reasonably expected to make it impractical to market the Global Offering or to proceed with the Global Offering or the delivery of the Offer Shares;

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(e) the Company shall, at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, have delivered to the Joint Representatives a certificate of an executive officer, dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative, and in the form set forth in Exhibit A hereto;

(f) the Company shall, on the date of this Agreement, at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, have delivered to the Joint Representatives a certificate of its Chief Financial Officer, dated the date hereof, the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each of the Joint Representatives, and in the form set forth in Exhibit B hereto;

(g) Skadden, Arps, Slate, Meagher & Flom, counsel for the Company as to the United States Laws, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion addressed to the International Underwriters and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative and in form and substance satisfactory to the Joint Representatives;

(h) Skadden, Arps, Slate, Meagher & Flom, counsel for the Company as to the United States Laws, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, a Rule 10b-5 disclosure letter addressed to the International Underwriters and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative, and in form and substance satisfactory to the Joint Representatives;

(i) Skadden, Arps, Slate, Meagher & Flom, counsel for the Company as to Hong Kong Laws, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion addressed to the Joint Sponsors, the Joint Representatives and the Underwriters and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative, and in form and substance satisfactory to the Joint Representatives;

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(j) King & Wood Mallesons, counsel for the Company as to PRC Laws, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion addressed to the Company, and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative, and in form and substance satisfactory to the Joint Representatives;

(k) Maples and Calder (Hong Kong) LLP, counsel for the Company as to Cayman Islands Laws and British Virgin Islands Laws, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion addressed to the Company, the Joint Sponsors and the Joint Representatives (for themselves and on behalf of the International Underwriters) and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative, and in form and substance satisfactory to the Joint Representatives;

(l) Davis Polk & Wardwell, counsel for the International Underwriters as to the United States Laws, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion addressed to the International Underwriters and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative, and in form and substance satisfactory to the Joint Representatives;

(m) Davis Polk & Wardwell, counsel for the International Underwriters as to the United States Laws, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, a Rule 10b-5 disclosure letter addressed to the International Underwriters and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative, and in form and substance satisfactory to the Joint Representatives;

(n) Davis Polk & Wardwell, counsel for the International Underwriters as to Hong Kong Laws, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion addressed to the Joint Sponsors and the Joint Representatives (for themselves and on behalf of the International Underwriters) and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative, and in form and substance satisfactory to the Joint Representatives;

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(o) Haiwen & Partners, counsel for the International Underwriters as to PRC Laws, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion addressed to the Joint Sponsors and the Joint Representatives (for themselves and on behalf of the International Underwriters) and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative, and in form and substance satisfactory to the Joint Representatives;

(p) the Joint Representatives shall each have received from Ernst & Young Hua Ming LLP comfort letters dated, respectively, the date of this Agreement, the First Time of Delivery and, if applicable, each Additional Time of Delivery, and addressed to the Joint Sponsors, Joint Representatives and the International Underwriters (with executed originals for each Joint Representative), and in form and substance satisfactory to the Joint Representatives, which letters shall cover, without limitation, the various financial disclosures contained in each of the Pricing Disclosure Package and the Prospectus;

(q) no Preliminary Prospectus, Statutory Prospectus, Issuer Free Writing Prospectus (including any free writing prospectus published or distributed by media) or Final Prospectus or amendment or supplement to the Registration Statement, the Preliminary Prospectus, the Statutory Prospectus or the Prospectus shall have been filed to which the Joint Representatives shall have reasonably objected in writing;

(r) none of the directors of the Company has revoked or withdrawn the authority and confirmations in the responsibility letter, statement of interests and power of attorney issued by him or her to the Company and the Joint Sponsors, and such authority and confirmations remain in full force and effect;

(s) none of the Joint Sponsors, the Joint Representatives, the Reporting Accountants, Maples and Calder (Hong Kong) LLP or King & Wood Mallesons has withdrawn its or his consent to the issue of each of the Pricing Disclosure Package and the Prospectus with the inclusion of its or his reports, letters and legal opinions (as the case may be) and references to its or his name included in the form and context in which it appears in the Pricing Disclosure Package or in the Prospectus; the Company shall have obtained approval from the SEHK granting the listing of, and permission to deal in, the Shares on the SEHK, and such approval shall not have been revoked;

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(t) The Lender shall have entered into the Stock Borrowing Agreement as of the date hereof, and the Borrower shall have received executed copies thereof;

(u) each party set forth in Schedule IV attached hereto shall have entered into an agreement (each a “Lock-Up Agreement”) in the applicable form attached as Exhibit C hereto;

(v) the Hong Kong Underwriting Agreement shall have been executed by the parties thereto, become unconditional (except with respect to the unconditionality of this Agreement) and not have been terminated or otherwise ceased to have effect, and the Hong Kong Public Offering contemplated by the Hong Kong Underwriting Agreement shall have become unconditional and shall be closing substantially concurrently with the closing contemplated hereunder; and

(w) subsequent to the respective dates of which information is given in the Pricing Disclosure Package and the Prospectus, the Company shall not have purchased any of its issued capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock of any class, nor transferred or distributed any cash or other assets to any third party or affiliate outside of the ordinary course of its business.

7. Effective Date of Agreement; Termination.

(a) This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

(b) This Agreement shall terminate without further act or deed if any of the conditions precedent to the obligations of the International Underwriters hereunder, as set forth in Section 6 hereof, shall not have been satisfied when and as required by this Agreement to be satisfied (unless otherwise waived or modified by the Joint Global Coordinators).

(c) In addition, the Joint Representatives (for themselves and on behalf of the International Underwriters) shall be entitled, in their absolute discretion and by giving written notice to the Company to terminate this Agreement with immediate effect, if prior to 8:00 a.m. on the Listing Date:

(A) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq or the SEHK:

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(B) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market;

(C) a material disruption in securities settlement, payment or clearance services in the United States, the Cayman Islands, the PRC or Hong Kong;

(D) any moratorium on commercial banking activities shall have been declared by the United States Federal, New York State, the Cayman Islands, the PRC or Hong Kong authorities;

(E) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets, currency exchange rates or controls, or any calamity or crisis or any event or series of events in the nature of force majeure (including, without limitation, acts of government, declaration of a national, regional or international emergency or war, acts of war, acts of terrorism or acts of God) that, in the reasonable judgment of the Joint Representatives, is material and adverse, and which, singly or together with any other event specified in this clause, makes it, in the reasonable judgment of the Joint Representatives, impracticable to proceed with the offer, sale or delivery of the Offer Shares on the terms and in the manner contemplated in the Hong Kong Prospectus, the Registration Statement, the General Disclosure Package and the Final Prospectus; and

(F) the occurrence of an event that could be a material adverse change, or any development involving a prospective material adverse change, on the condition (financial or otherwise), results of operations, business, properties, rights, assets, management, financial position of the Company and other members of the Group, taken as a whole or on the performance of the Company of its obligations under this Agreement, the Hong Kong Underwriting Agreement, the Stock Borrowing Agreement, the Price Determination Agreement, the Receiving Bank Agreement, the Registrar Agreement, each as defined in the Hong Kong Underwriting Agreement, and the Offer Shares, taken as a whole.

(d) If, after the execution and delivery of this Agreement, the sale and delivery of the Offer Shares, as contemplated by this Agreement, is not carried out as a result of any termination of this Agreement pursuant hereto or because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except as provided in Section 9 hereof) and the International Underwriters shall be under no obligation or liability to the Company (except as provided in Section 9 hereof) or to one another under this Agreement.

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8. Increase in International Underwriters’ Commitments. Subject to Sections 6 and 7 hereof, if any International Underwriter shall default in its obligation to take up and pay for the International Offer Shares to be purchased by purchasers procured by it (or, failing which, such International Underwriter itself) hereunder (otherwise than for a failure of a condition precedent set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under subsection (c) of Section 7 hereof) and if the total number of International Offer Shares which such defaulting International Underwriter or International Underwriters shall have agreed but failed to take up and pay for does not exceed 10% of the total number of International Offer Shares which all International Underwriters agreed to purchase hereunder, the non-defaulting International Underwriters (including International Underwriters substituted pursuant to the next following paragraph) shall take up and pay for (in addition to the aggregate number of International Offer Shares they are obligated to purchase pursuant to Section 1 hereof) the number of U.S. Firm Shares agreed to be purchased by all such defaulting International Underwriters, as hereinafter provided. Such International Offer Shares shall be taken up and paid for by such non-defaulting International Underwriters in such amount or amounts as the Joint Representatives may designate with the consent of each non-defaulting International Underwriter so designated or, in the event no such designation is made, such International Offer Shares shall be taken up and paid for by all non-defaulting International Underwriters pro rata in proportion to the aggregate number of U.S. Firm Shares set forth opposite the names of such non-defaulting International Underwriters in SCHEDULE I-B hereto.

The Company may, in its sole and absolute discretion, select a party or parties as a new International Underwriter or International Underwriters in substitution for a defaulting International Underwriter or International Underwriters.

Without relieving any defaulting International Underwriter from its obligations hereunder, the Company agrees with the non-defaulting International Underwriters that it will not sell any International Offer Shares hereunder unless all of the International Offer Shares are purchased by the International Underwriters (including International Underwriters substituted pursuant to the foregoing paragraph).

If a substitution of a new International Underwriter or International Underwriters is made in the manner set forth above, the Company or the International Underwriters shall have the right to postpone the First Time of Delivery for a period not exceeding seven business days in order that any changes that the Joint Representatives consider necessary to be made to the Pricing Disclosure Package and the Prospectus and other documents and arrangements may be effected, and the Company agrees to make promptly any such changes.

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The term “International Underwriter” as used in this Agreement shall refer to and include any International Underwriter substituted under this Section 8 with like effect as if such substituted International Underwriter had originally been named as Underwriters hereto.

If the aggregate number of International Offer Shares which the defaulting International Underwriter or International Underwriters agreed to purchase exceeds 10% of the total number of International Offer Shares which all International Underwriters agreed to purchase hereunder, and if neither the non-defaulting International Underwriters nor the Company shall make arrangements within the period of seven business days stated above for the purchase of all the International Offer Shares which the defaulting International Underwriter or International Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any obligation or liability on the part of the Company hereunder (except as provided in Section 9 hereof) and without any obligation or liability on the part of any non-defaulting International Underwriter to the Company (except as provided in Section 9 hereof) or to any other International Underwriter hereunder. Nothing in this Section 8, and no action taken hereunder, shall relieve any defaulting International Underwriter from liability in respect of any default of such International Underwriter under this Agreement.

9. Indemnity and Contribution.

(a) The Company agrees to indemnify (on an after-Taxation basis), defend and hold harmless each of the Joint Sponsors, Joint Representatives, Joint Global Coordinators and International Underwriters and their respective head offices, branches, associates and Affiliates, and the respective partners, directors, officers, employees, agents and members of any of the foregoing persons, any person who controls any such Joint Sponsor, Joint Representatives, Joint Global Coordinator and International Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against all losses, liabilities, damages, payments, costs, charges, expenses and Taxation (collectively, “Losses” and individually, a “Loss”) and all actions, suits and proceedings (including, without limitation, any investigation or inquiry by or before any Authority) and claims (whether or not any such claim involves or results in any action, suit or proceeding) (collectively, “Proceedings” and individually, a “Proceeding”) which, jointly or severally, any such Joint Sponsor, Joint Representatives, Joint Global Coordinator, International Underwriter or any such person may incur or become subject to under the Securities Act, the Exchange Act, other U.S. Federal or state statutory law or regulations or the common law, or with respect to any Authority, or otherwise (including, without limitation, all payments, costs, charges, fees and expenses arising out of or in connection with the investigation, response to, defense or settlement or compromise of, or the enforcement of any settlement or compromise or judgment obtained with respect to, any such Loss or any such Proceeding), insofar as such Loss or Proceeding, directly or indirectly, arises out of or is based upon:

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(A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus (including any free writing prospectus published or distributed by media), Testing-the-Waters Communication or road show (including any amendment or supplement thereto), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such Loss or Proceeding arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with, information concerning such Joint Sponsor, Joint Representatives, Joint Global Coordinator or International Underwriter furnished in writing by or on behalf of such International Underwriter through the Joint Representatives to the Company expressly and specifically for use in the Pricing Disclosure Package or the Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or Testing-the-Waters Communication in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading; provided, however that the parties acknowledge and agree that for the purpose of this Section 9 hereunder, the only information furnished to the Company by any International Underwriters through the Joint Representatives expressly for use in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or Testing-the-Waters Communication consists of the information described as such in Section 10 hereof;

(B) the offer, allotment, issue, sale or delivery of the Offer Shares;

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(C) any breach or alleged breach on the part of the Company of any of the provisions of this Agreement, the Hong Kong Underwriting Agreement, the Articles of Association or applicable Laws;

(D) any of the Warranties being untrue, inaccurate or misleading in any material respect or having been breached in any material respect or being alleged to be untrue, inaccurate or misleading in any material respect or alleged to have been breached in any material respect;;

(E) the performance by the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the International Underwriters or any of them of their or its obligations and roles in accordance with this Agreement and in connection with the Global Offering;

(F) the Global Offering failing or being alleged to fail to comply with the requirements of the Listing Rules, or any Law of any applicable jurisdiction, or any condition or term of any Approvals and Filings in connection with the Global Offering;

(G) any failure or alleged failure by any of the Directors to comply with their respective obligations under the Listing Rules;

(H) any breach or alleged breach by any member of the Group of applicable Laws; or

(I) any other matter arising in connection with Global Offering.

provided that the indemnity provided for in this Clause 9(a)(E), shall not, except in relation to the matters as provided in Clause 3.7 of the Hong Kong Underwriting Agreement, apply in respect of any Indemnified Party (as defined below) if any such Losses suffered or incurred by such Indemnified Party is finally judicially determined by a court of competent jurisdiction or a properly constituted arbitral panel (as the case may be) to have arisen solely out of the gross negligence, willful default or fraud on the part of such Indemnified Party.

This indemnity agreement will be in addition to any liability that the Company may otherwise have.

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(b) Each International Underwriter, severally (but not jointly or jointly and severally), agrees to indemnify, defend and hold harmless the Company from and against any Loss and Proceeding which the Company may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such Loss or Proceeding arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with, information concerning such International Underwriter furnished in writing by or on behalf of such International Underwriter through the Joint Representatives to the Company expressly and specifically for use in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or Testing-the-Waters Communication (including any amendment or supplement thereto) or arises out of or is based upon any omission or alleged omission to state a material fact therein in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading; provided, however, that the parties acknowledge and agree that for the purpose of this Section 9 hereunder, the only information furnished to the Company by any International Underwriters through the Joint Representatives expressly for use in the Registration Statement, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or Testing-the-Waters Communication consists of the information described as such in Section 10 hereof.

(c) If any Proceeding is brought against a person (an “Indemnified Party”) in respect of which indemnity may be sought against the Company, a Joint Sponsor, a Joint Representative, a Joint Global Coordinator or an International Underwriter (as applicable, the “Indemnifying Party”) pursuant to either subsection (a) or (b), respectively, of this Section 9 above, such Indemnified Party shall, subject to any restrictions imposed by any Law or obligation of confidentiality, promptly notify such Indemnifying Party in writing of the institution of such Proceeding; provided, however, that the omission to so notify such Indemnifying Party shall not relieve such Indemnifying Party from any liability which such Indemnifying Party may have to any Indemnified Party under this Section 9 or otherwise.

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The Indemnifying Party may participate at its expense in the defense of such Proceeding including appointing counsel at its expense to act for it in such Proceeding; provided, however, that counsel to the Indemnifying Party shall not (except with the consent of any Indemnified Party or Parties) also be counsel to the Indemnified Party or Parties. Unless such Indemnified Party or Parties consent to counsel to the Indemnifying Party acting as counsel to the Indemnified Party or Parties in such Proceeding, any Indemnified Party or Parties shall have the right to appoint its or their own separate counsel (in addition to local counsel) in such Proceeding; provided, however, that the giving of such consent or the appointment of such separate counsel (in addition to local counsel) shall be determined, as applicable, by the Joint Representatives (in the case of such Indemnified Party or Parties being any International Underwriter, its partners, directors, officers and members, any person who controls any such International Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, any Affiliate of any such International Underwriter, and/or any successors and assigns of any of the foregoing persons), the Joint Sponsors or by the Company, as applicable. The fees and expenses of separate counsel (in addition to local counsel) to the Indemnified Party or Parties shall be borne by the Indemnifying Party and paid as incurred (it being understood, however, that such Indemnifying Party shall not be liable for the fees and expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the Indemnified Party or Parties who is or are parties to such Proceeding or Proceedings).

The Indemnifying Party shall be liable for any settlement or compromise by the Indemnified Party or Parties of, or any judgment consented to by the Indemnified Party or Parties with respect to, any pending or threatened Proceeding, whether effected with or without the consent of such Indemnifying Party, and agrees to indemnify and hold harmless the Indemnified Party or Parties from and against any loss or liability by reason of such settlement, compromise or consent judgement. No Indemnifying Party shall, without the written consent of the Indemnified Party, effect any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened Proceeding in respect of which any Indemnified Party is or could be or could have been a party and indemnity or contribution could be or could have been sought hereunder by such Indemnified Party, unless such settlement, compromise or consent judgment includes an unconditional release of such Indemnified Party, in form and substance reasonably satisfactory to such Indemnified Party, from all liability on claims that are the subject matter of such Proceeding and does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of such Indemnified Party. Notwithstanding the foregoing, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this section, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.

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(d) If the indemnification provided for in this Section 9 is unavailable to an Indemnified Party under subsection (a) or (b) of this Section 9 or insufficient to hold an Indemnified Party harmless in respect of any Losses or Proceedings referred to therein, then each applicable Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses or Proceedings (A) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and by the International Underwriters on the other hand, from the International Offering or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of the Company on the one hand, and of the International Underwriters on the other hand, in connection with the statements or omissions which resulted in such Losses or Proceedings, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand, and by the International Underwriters on the other hand, shall be deemed to be in the same respective proportions which the total proceeds from the International Offering (net of the total commissions received by the International Underwriters pursuant to Section 1 hereof but before deducting expenses) received by the Company, and the total commissions received by the International Underwriters pursuant to Section 1 hereof, bear to the aggregate Offer Price of the International Offer Shares. The relative fault of the Company on the one hand, and of the International Underwriters on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the International Underwriters, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company and the International Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the International Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in subsection (d) of this Section 9. For the avoidance of doubt, the amount paid or payable by an Indemnified Party as a result of the Losses or Proceedings referred to above in subsection (d) of this Section 9 shall include all legal and other expenses incurred by such Indemnified Party in connection with investigating or defending such Losses or Proceedings. Notwithstanding the provisions of this Section 9, no International Underwriter shall be required to contribute any amount in excess of the amount by which the commission received by such International Underwriter pursuant to Section 1 hereof exceeds the amount of any damage that such International Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The International Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective purchase obligations and not joint. The Company’s obligations to contribute pursuant to this Section 9 will be in addition to any liability that the Company may otherwise have.

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(f) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations and other statements of the Company contained in, or made by or on behalf of it pursuant to, this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any International Underwriter, its partners, directors, officers or members, any person (including each partner, director, officer or member of such person) who controls any International Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or any branch, associate or Affiliate of any International Underwriter, or by or on behalf of the Company, any supervisor, director or officer of the Company, or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of and payment for the Offer Shares.

(g) The remedies provided for in paragraphs (a) through (f) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10. Information Furnished by the International Underwriters. The Company acknowledges and agrees that for the purposes of this Agreement (including Section 9), the only information furnished in writing to the Company by or on behalf of any International Underwriter through the Joint Representatives expressly and specifically for use in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Testing-the-Waters Communication is the name, logo and address of such International Underwriter appearing in the “Underwriting” section in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

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11. Repetition of Representations and Warranties. For the purposes of this Agreement, if an amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus is announced, issued, published, distributed or otherwise made available subsequent to the Time of Sale pursuant to this Agreement or otherwise, the representations and warranties and other statements of the Company contained in, or made by or on behalf of it pursuant to, this Agreement relating to the Registration Statement, the Pricing Disclosure Package or the Prospectus shall be deemed to be repeated on the date of such amendment or supplement and when so repeated, such representations and warranties and other statements shall be read and construed subject to the provisions of this Agreement as if the references therein to the Registration Statement, the Pricing Disclosure Package or the Prospectus means the Registration Statement, the Pricing Disclosure Package or the Prospectus when read together with such amendment or supplement.

12. Notices. In all dealings hereunder, the Joint Representatives shall act on behalf of each of the International Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any International Underwriter made or given by the Joint Representatives.

Except as otherwise herein provided, all statements, requests, notices and agreements hereunder shall be in writing and delivered or sent by mail or facsimile, and (A) if to the International Underwriters, shall be sufficient in all respects if delivered or sent to BAML at 55/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong, Attention: Project Hermes, facsimile number: +852 3009 0861, CLSA at 18/F, One Pacific Place, 88 Queensway, Hong Kong, Attention: Project Hermes, facsimile number: +852 2877 0110, and Goldman Sachs at 68/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong, Attention: Syndicate Desk, Equity Capital Markets, facsimile number: +852 2978 0440; and (B) if to the Company, shall be sufficient in all respects if delivered or sent to the Company at Baidu Campus, No. 10 Shangdi 10th Street, Haidian District, Beijing 100085, China, Attention: Juan Lin, email: ir@baidu.com; provided, however, that any notice to an International Underwriter pursuant to subsection 9(c) of Section 9 hereof shall be delivered or sent to such International Underwriter at its address or facsimile number previously provided to the Joint Representatives, which address or facsimile number will be supplied to the Company by the Joint Representatives upon request.

13. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

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14. Submission to Jurisdiction; Waiver of Immunity. Any action, proceeding, claim or counterclaim of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, may be commenced, prosecuted or continued in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York (each a “New York Court”), which courts shall have non-exclusive jurisdiction over the adjudication of such matters, and the Company irrevocably consents to the jurisdiction of the New York Courts and personal service, and waives any objection to any New York Court on grounds of inconvenient forum or otherwise, with respect thereto. The Company agrees that any International Underwriter or any Indemnified Party entitled to seek indemnity against the Company hereunder shall have the sole and absolute right to join the Company as a party to any action, proceeding, claim or counterclaim arising out of or relating to this Agreement which is brought in any New York Court by any third party against such International Underwriter or Indemnified Party or to otherwise pursue any claim (whether by way of a claim for an indemnity, contribution or otherwise) against the Company in such action, proceeding, claim or counterclaim. The Company hereby irrevocably consents to personal jurisdiction, service and venue in any New York Court in which any action, proceeding, claim or counterclaim arising out of or relating to this Agreement is brought by any third party against any International Underwriter or any Indemnified Party entitled to seek indemnity against the Company hereunder. Each International Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and Affiliates) each irrevocably waives all right to trial by jury in any action, proceeding, claim or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company irrevocably agrees that a final judgment in any such action, proceeding, claim or counterclaim brought in any New York court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment. The Company irrevocably waives and agrees not to claim any immunity (on the grounds of sovereignty or crown status or otherwise) from any action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment to or in aid of execution of any judgment, decision, determination, order or award, or from other action, suit or proceeding for the giving of any relief or for the enforcement of any judgement, decision, determination, order or award, to which it or its properties, assets or revenues may otherwise be or become entitled in any action, suit or proceeding brought in any New York courts or in any other courts. The Company has appointed, without power of revocation, Cogency Global Inc., as its agent (the “Authorized Agent”) to accept and acknowledge on their behalf service of any and all process which may be served in any action, suit or proceeding, claim or counterclaim arising out of or relating to this Agreement and commenced, prosecuted or continued in any New York Court. The Company represents and warrants that the Authorized Agent has agreed to act as its agent for service of process and agrees to take any and all action, including, without limitation, the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

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15. Judgment Currency Indemnity. In respect of any judgment or order or award given or made for any amount due hereunder to the International Underwriters that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company shall indemnify each International Underwriter against any loss incurred by such International Underwriter as a result of any variation as between (A) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (B) the rate of exchange at which such International Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such International Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

16. Taxes. All payments to be made by the Company under this Agreement and the Hong Kong Underwriting Agreement shall be paid free and clear of and without deduction or withholding for or on account of, any and all present or future Taxes. If any Tax is required by any Law to be deducted or withheld in connection with such payments, the Company will increase the amount paid so that the full amount of such payments as agreed herein or in the Hong Kong Underwriting Agreement is received by the International Underwriters, the Hong Kong Underwriters, the Joint Sponsors, the Joint Bookrunners, the Joint Global Coordinators, the Joint Lead Managers or the Joint Representatives, as applicable. If an International Underwriter, a Hong Kong Underwriter, a Joint Sponsor, a Joint Bookrunner, a Joint Global Coordinator, a Joint Lead Manager or a Joint Representative (each a “Taxable Person”) is required by any PRC Authority to pay any PRC Taxes as a result of this Agreement or the Hong Kong Underwriting Agreement, the Company will pay an additional amount to such Taxable Person so that the full amount of such payments as agreed herein or in the Hong Kong Underwriting Agreement to be paid to such Taxable Person is received by such Taxable Person and will further, if requested by such Taxable Person, use commercially reasonable efforts to give such assistance as such Taxable Person may reasonably request to assist such Taxable Person in discharging its obligations in respect of such PRC Taxes, including by making filings and submissions on such basis and such terms as such Taxable Person reasonably requests, promptly making available to such Taxable Person notices received from any PRC Authority and, subject to the receipt of funds from such Taxable Person, by making payment of such funds on behalf of such Taxable Person to the relevant PRC Authority in settlement of such PRC Taxes, and promptly forwarding to such Taxable Person for record an official receipt issued by the relevant tax authority or other official document evidencing such payment. However, no additional amount(s) will be payable pursuant to this paragraph for or on account of (i) any net income taxes of or other Taxes imposed on a Taxable Person as a result of such Taxable Person having a connection with the relevant taxing jurisdiction other than a connection arising solely as a result of the transactions contemplated hereunder or (ii) any Taxes to the extent imposed as a result of the failure of a Taxable Person to timely provide information or certification requested by the Company that such Taxable Person could have legally provided and would have reduced or eliminated such Taxes; provided that compliance with such request by the Company would not be unreasonably onerous in the reasonable judgment of the relevant Taxable Person.

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17. No Fiduciary Relationship. The Company acknowledges and agrees that the International Underwriters, in their roles as such, are acting solely as underwriters in connection with the purchase and sale of the International Offer Shares, the Joint Global Coordinators, in their role as such, are acting solely as global coordinators of the Global Offering, and the Joint Sponsors, in their role as such, are acting solely as sponsors in connection with the listing of the Shares on the SEHK.

The Company further acknowledges that the International Underwriters, the Joint Representatives, the Joint Global Coordinators and the Joint Sponsors are acting pursuant to a contractual relationship with the Company entered into on an arm’s length basis, and in no event do the parties intend that the International Underwriters, the Joint Representatives, the Joint Global Coordinators or the Joint Sponsors, as applicable, act or be responsible as a fiduciary or adviser to the Company, its directors, management, shareholders or creditors or any other person in connection with any activity that the International Underwriters, the Joint Representatives, the Joint Global Coordinators or the Joint Sponsors, as applicable, may undertake or have undertaken in furtherance of the Global Offering or the purchase and sale of the Company’s securities or the listing of the Shares on the SEHK, either before or after the date hereof.

The International Underwriters, the Joint Representatives, the Joint Global Coordinators and the Joint Sponsors hereby expressly disclaim any fiduciary or advisory or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Shares on the SEHK or any process or matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company, on the one hand, and the International Underwriters, the Joint Representatives, the Joint Global Coordinators or the Joint Sponsors, as applicable, on the other hand, agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the International Underwriters, the Joint Representatives, the Joint Global Coordinators or the Joint Sponsors, as applicable, to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Shares, do not constitute advice or recommendations to the Company.

44

The Company, on the one hand, and the International Underwriters, the Joint Representatives, the Joint Global Coordinators or the Joint Sponsors, as applicable, on the other hand, agree that the International Underwriters, the Joint Representatives, the Joint Global Coordinators or the Joint Sponsors, as applicable, in their respective roles as such and with respect to transactions carried out at the request of and for the Company pursuant to their respective appointments as such, are acting as principal and not the agent or fiduciary of the Company (except and solely, with respect to the International Underwriters, for the limited purposes set forth in Section 1(a) hereof, and, with respect to the Joint Representatives, for the limited purposes of making payment on behalf of the Company of the Trading Fee and the Transaction Levy as set forth in Sections 2(d) and 2(e) hereof) nor the fiduciary or adviser of the Company, and none of the International Underwriters, the Joint Representatives, the Joint Global Coordinators and the Joint Sponsors has assumed, and will assume, any fiduciary or advisory or similar responsibility in favor of the Company with respect to the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Shares on the SEHK or any process or matters leading up to such transactions (irrespective of whether any of the International Underwriters, the Joint Representatives, the Joint Global Coordinators or the Joint Sponsors has advised or is currently advising the Company on other matters).

The Company further acknowledges and agrees that the International Underwriters, the Joint Representatives, the Joint Global Coordinators and the Joint Sponsors are not advising the Company, their directors, officers, employees or shareholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated by this Agreement, and none of the International Underwriters, the Joint Representatives, the Joint Global Coordinators and the Joint Sponsors and their respective directors, officers, employees and Affiliates shall have any responsibility or liability to the Company with respect thereto. Any review by the International Underwriters, the Joint Representatives, the Joint Global Coordinators and the Joint Sponsors of the Company, the transactions contemplated by this Agreement or other matters relating thereto shall be performed solely for the benefit of the International Underwriters, the Joint Representatives, the Joint Global Coordinators and the Joint Sponsors and shall not be on behalf of the Company.

The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the International Underwriters, the Joint Representatives, the Joint Global Coordinators and the Joint Sponsors with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company in connection with the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Shares on the SEHK or any process or matters leading up to such transactions.

45

Notwithstanding anything in this Agreement, none of the Joint Representatives, the Joint Sponsors, the Joint Global Coordinators, the International Underwriters and any other Indemnified Party shall have any liability whatsoever to the Company or any other person in respect of any alleged insufficiency of the International Offering Price or any dealing price of the Offer Shares (it being acknowledged by the parties that the Company is solely responsible in this regard).

18. Bail-in Action. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understanding between the BRRD Parties and the BRRD Counterparties, each BRRD Counterparty acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts and agrees to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any BRRD Party to any BRRD Counterparty under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(A) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(B) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of such BRRD Parties or another person, and the issue to or conferral on the relevant BRRD Counterparties of such shares, securities or obligations;

(C) the cancellation of the BRRD Liability;

(D) amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

As used herein,

46

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

“BRRD Counterparties” refers to any party to this Agreement to whom any BRRD Party owes a BRRD Liability under or in connection with this Agreement from time to time;

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised;

“BRRD Parties” refers to the relevant Joint Representative, Joint Global Coordinators and International Underwriters to which the BRRD applies and each a “BRRD Party”;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499; and

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the BRRD Parties.

19. Recognition of UK Bail-in Powers. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understanding between (a) [•] (each a “UK Bail-in Party”) and (b) the Company (a “Counterparty of UK Bail-in Party”), each Counterparty of UK Bail-in Party acknowledges and accepts that a UK Bail-in Liability (as defined below) arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority, and acknowledges, accepts and agrees to be bound by:

(a) the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of the UK Bail-in Party to the Counterparty of UK Bail-in Party under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

47

(A) the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

(B) the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the UK Bail-in Party or another person (and the issue to or conferral on the Counterparty of UK Bail-in Party of such shares, securities or obligations);

(C) the cancellation of the UK Bail-in Liability;

(D) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b) the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

Where:

“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings);

“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised; and

“UK Bail-in Powers” means the powers under the UK Bail-in Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

48

20. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Joint Sponsor, Joint Representative or International Underwriter or any of its Affiliates that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Joint Sponsor, Joint Representative or International Underwriter or such Affiliate of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Joint Sponsor, Joint Representative or International Underwriter or any of its Affiliates that is a Covered Entity or a BHC Act Affiliate of such Joint Sponsor, Joint Representative or International Underwriter or such Affiliate becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Joint Sponsor, Joint Representative or International Underwriter or such Affiliate are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 20:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

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21. EU Blocking Regulation. Each International Underwriter and the Company agree and confirm that it is not entitled to the benefit of or does not seek, make or repeat, as appropriate the representation and warranty and undertaking contained Schedule III clause (gg) of this Agreement to the extent that those provisions would result in a violation of Council Regulation (EC) 2271/1996 (the “EU Blocking Regulation”) or any law or regulation implementing the EU Blocking Regulation in any member state of the European Union or the United Kingdom.

22. Time of the Essence. Time shall be of the essence of this Agreement.

23. Counterparts. This Agreement may be signed by the parties hereto in one or more counterparts which together shall constitute one and the same agreement among the parties hereto.

24. Entire Agreement. This Agreement constitutes the entire agreement between the Company and the International Underwriters relating to the purchase of, or the procurement of purchasers for, the International Offer Shares by the International Underwriters and supersedes and extinguishes any prior drafts, agreements, undertakings, understanding, representations, warranties and arrangements of any nature whatsoever, whether or not in writing, relating to such matters as have been regulated by the provisions of this Agreement.

25. Parties at Interest; Successors and Assigns. This Agreement herein set forth has been and is made solely for the benefit of the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the International Underwriters, the Company and, to the extent provided in Section 9 hereof, the controlling persons, partners, directors, officers, members and Affiliates referred to in such Section of, and each person who controls, any International Underwriter, and their respective successors, assigns, heirs, personal representatives, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the International Underwriters, shall acquire or have any right under or by virtue of this Agreement.

If the foregoing correctly sets forth the understanding among the Company, the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators and the several International Underwriters, please sign in the space provided below for that purpose, whereupon this Agreement and your acceptance shall become a binding agreement among the Company, the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators and the International Underwriters, severally.

[Signature pages to follow]

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Very truly yours,

For and on behalf of

BAIDU, INC.

By:
Name:
Title:

[Signature page to IUA]

Accepted and agreed to as of the date first written above, for itself and on behalf of each of the other International Underwriters

MERRILL LYNCH (ASIA PACIFIC) LIMITED

By:
Name:
Title:

[Signature page to IUA]

Accepted and agreed to as of the date first written above, for itself and on behalf of each of the other International Underwriters

CLSA CAPITAL MARKETS LIMITED

By:
Name:
Title:

[Signature page to IUA]

Accepted and agreed to as of the date first written above, for itself and on behalf of each of the other International Underwriters

CLSA LIMITED

By:
Name:
Title:

[Signature page to IUA]

Accepted and agreed to as of the date first written above, for itself and on behalf of each of the other International Underwriters

GOLDMAN SACHS (ASIA) L.L.C.

By:
Name:
Title:

[Signature page to IUA]

SCHEDULE I-A

THE UNDERWRITERS AND TOTAL UNDERWRITING COMMITMENT

Shares to be Sold
Underwriter	Number		%
Merrill Lynch (Asia Pacific) Limited	[	•]	[	•]
CLSA Limited	[	•]	[	•]
Goldman Sachs (Asia) L.L.C.	[	•]	[	•]
China International Capital Corporation Hong Kong Securities Limited	[	•]	[	•]
UBS AG Hong Kong Branch	[	•]	[	•]
UBS Securities LLC	[	•]	[	•]
CCB International Capital Limited	[	•]	[	•]
China Renaissance Securities (Hong Kong) Limited	[	•]	[	•]
Nomura International (Hong Kong) Limited	[	•]	[	•]
Citigroup Global Markets Asia Limited	[	•]	[	•]
Citigroup Global Markets Limited	[	•]	[	•]
ICBC International Capital Limited	[	•]	[	•]
BOCI Asia Limited	[	•]	[	•]
ABCI Securities Company Limited	[	•]	[	•]
Haitong International Securities Company Limited	[	•]	[	•]
Futu Securities International (Hong Kong) Limited	[	•]	[	•]
Total	[	•]	[	•]

Schedule I - 1

SCHEDULE I-B

COMMITMENT OF INTERNATIONAL UNDERWRITERS AND HONG KONG UNDERWRITERS

	U.S. Firm Shares to be Sold				Hong Kong Offer Shares to be Sold
Underwriter	Number		%		Number		%
Merrill Lynch (Asia Pacific) Limited	[	•]	[	•]	[	•]	[	•]
CLSA Limited	[	•]	[	•]	[	•]	[	•]
Goldman Sachs (Asia) L.L.C.	[	•]	[	•]	[	•]	[	•]
China International Capital Corporation Hong Kong Securities Limited	[	•]	[	•]	[	•]	[	•]
UBS AG Hong Kong Branch	[	•]	[	•]	[	•]	[	•]
UBS Securities LLC	[	•]	[	•]	[	•]	[	•]
CCB International Capital Limited	[	•]	[	•]	[	•]	[	•]
China Renaissance Securities (Hong Kong) Limited	[	•]	[	•]	[	•]	[	•]
Nomura International (Hong Kong) Limited	[	•]	[	•]	[	•]	[	•]
Citigroup Global Markets Asia Limited	[	•]	[	•]	[	•]	[	•]
Citigroup Global Markets Limited	[	•]	[	•]	[	•]	[	•]
ICBC International Capital Limited	[	•]	[	•]	[	•]	[	•]
BOCI Asia Limited	[	•]	[	•]	[	•]	[	•]
ABCI Securities Company Limited	[	•]	[	•]	[	•]	[	•]
Haitong International Securities Company Limited	[	•]	[	•]	[	•]	[	•]
Futu Securities International (Hong Kong) Limited	[	•]	[	•]	[	•]	[	•]
Total	[	•]	[	•]	[	•]	[	•]

Schedule I - 2

SCHEDULE II

ISSUER FREE WRITING PROSPECTUS (INCLUDED IN THE PRICING DISCLOSURE PACKAGE)

1.	[Free Writing Prospectus filed with the Commission pursuant to Rule 433, dated [•], 2021.]

OTHER INFORMATION INCLUDED IN THE PRICING DISCLOSURE PACKAGE

1.	The International Offering Price is HK$[•].

2.	The number of U.S. Firm Shares is 90,250,000.

Schedule II- 1

SCHEDULE III

THE WARRANTIES

Part A: Representations and warranties of the Company

The Company represents, warrants and undertakes to the the Joint Sponsors, the Joint Representatives, the International Underwriters and each of them as follows:

The Company has filed with the United States Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus (the “Basic Prospectus”), on Form F-3 (No. 333-254035), relating to the Shares of the Company, including the Offer Shares, to be issued from time to time by the Company, and the Borrowed Shares. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act, is hereinafter referred to as the “Registration Statement,” and the Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Offer Shares in the form first used to confirm sales of the Offer Shares (or in the form first made available to the International Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Final Prospectus,” and the term “Preliminary Prospectus” means any preliminary form of the Final Prospectus. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “Preliminary Prospectus,” “General Disclosure Package” and “Final Prospectus” shall include the documents, if any, incorporated by reference therein on the date hereof. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the General Disclosure Package, any Preliminary Prospectus or the Final Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act (as defined below), that are incorporated by reference therein.

For purposes of this Agreement, all references to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus (including any prospectus wrapper), or any amendment of or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

As of the time of execution and delivery of this Agreement, the Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act against the Company or relating to the offering of the Offer Shares are pending before or threatened by the Commission. The Offer Shares and the Borrowed Shares have been duly registered under the Securities Act pursuant to the Registration Statement.

Schedule III - 1

For purposes of this Agreement:

“Annual Report” means the Company’s Annual Report on Form 20-F for the fiscal year ended on December 31, 2020 filed with the Commission on March 9, 2021 (File No. 000-51469).

“430A Information” means information included in a prospectus and retroactively deemed to be a part of the Registration Statement pursuant to Rule 430A(b).

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“Borrowed Shares” means the up to 14,250,000 Class A ordinary shares available for loan by the Lender to the Borrower in accordance with the terms of the Stock Borrowing Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Controlled Entities” means the Company’s subsidiaries and its consolidated affiliated entities.

“Covered Consolidated Affiliated Entity” means the Company’s consolidated affiliated entities listed as Significant Subsidiaries in the Hong Kong Prospectus.

“Covered Subsidiary” means the Company’s subsidiaries (other than the consolidated affiliated entities) listed as Significant Subsidiaries in the Hong Kong Prospectus.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule II-A to this Agreement.

“Issuer Free Writing Prospectus” means any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Offer Shares, including any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act. For the avoidance of doubt, Issuer Free Writing Prospectus includes any free writing prospectus published or distributed by media under Rule 433 under the Securities Act.

Schedule III - 2

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus and as stated in Schedule II-B to this Agreement.

“Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), results of operations, business, properties, rights, assets, management, financial position of the Company and its Controlled Entities taken as a whole or on the performance of the Company of its obligations under this Agreement, the Operative Documents and the Offer Shares, taken as a whole.

“Nominee” means Bank of China (Hong Kong) Nominees Limited;

“Operative Documents” means the Hong Kong Underwriting Agreement, the Stock Borrowing Agreement, the Price Determination Agreement, the Receiving Bank Agreement and the Registrar Agreement;

“Price Determination Agreement” means the agreement in agreed form to be entered into between the Company and the Joint Representatives (for themselves and on behalf of the Underwriters) on the Price Determination Date to record the International Offering Price and the Hong Kong Offering Price;

“Price Determination Date” means the date on which the Hong Kong Offer Price and the International Offer Price are fixed for the purposes of the Global Offering;

“Receiving Bank” means Bank of China (Hong Kong) Limited;

“Receiving Bank Agreement” means the agreement dated on or around March 10, 2021 entered into among the Company, the Receiving Bank, Hong Kong Share Registrar, the Joint Sponsors, the Joint Global Coordinators and the Nominee;

“Registrar Agreement” means the agreement entered into between the Company and the Hong Kong Registrar;

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Statutory Prospectus” with reference to a particular time means the prospectus included in the Registration Statement immediately prior to that time, including any 430A Information or 430B Information with respect to the Registration Statement. For purposes of the foregoing definition, 430A Information and 430B Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

Schedule III - 3

“Significant Subsidiaries” means the Significant Subsidiaries as defined in the Hong Kong Prospectus.

“Time of Sale” means the time when sales of the International Offer Shares were first made, which for purposes of this Agreement is [•] [a.m./p.m.], Hong Kong time on the date of this Agreement.

Unless otherwise specified, a reference to a “Rule” is to the indicated rule under the Securities Act.

(i) each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement, the General Disclosure Package (as defined below) or the Final Prospectus when they were filed or furnished with the Commission conformed in all material respects to the requirements of the Exchange Act and the Rules and Regulations, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the General Disclosure Package or the Final Prospectus, when such documents become effective or are filed or furnished with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) (A) on the date of this Agreement and (B) at each Time of Delivery, the Registration Statement and any amendments and supplements thereto conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) no order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iv) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b), and at each Time of Delivery, the Final Prospectus will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations, and on the Closing Date and at each Time of Delivery, the General Disclosure Package will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document in reliance upon and in conformity with written information furnished to the Company by any International Underwriter through the Joint Representatives specifically for use therein, it being understood and agreed that the only such information furnished to the Company by any International Underwriter consists of the name, logo and address of such International Underwriters appearing in the sub-section headed “Underwriting” under the Prospectus (the “Underwriter Information”). All statistical or market-related, operational or financial data included in the Offering Documents derived from the Company are derived and correctly extracted from records of the Group subject to or using systems and procedures which incorporate adequate safeguards to ensure that the data are complete, true and accurate in all material respects and not misleading in any material respect; all statistical or market-related data included in each of the Offering Documents derived from sources other than the Company are derived and correctly extracted from sources which are reliable and accurate and present fairly such sources, and the Company has obtained the written consents to the use of such data from such sources to the extent required;

Schedule III - 4

All statements or expressions of opinion or intention (including, without limitation, the statements regarding the sufficiency of working capital, future plans, use of proceeds, significant accounting policies, indebtedness, prospects, dividends, material contracts, litigation, regulatory proceedings and other legal proceedings) in each of the Registration Statement, the General Disclosure Package and the Final Prospectus (in each case, at and as of the Time of Sale), remain, in all material respects, fairly and honestly made on reasonable grounds and, where appropriate, based on reasonable assumptions, and such grounds or assumptions remain truly and honestly held by the Company and its directors and to the best knowledge of the Company and its directors, there are no other facts, the omission of which would make any such statement or expression misleading in any respect.

The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement, the Registration Statement is an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus (other than a communication referred to in clauses (i) (ii) and (iii) below) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Final Prospectus, (iv) the documents listed on Schedule II-A hereto as constituting part of the General Disclosure Package and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Joint Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with (i) the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus and (ii) any subsequent Issuer Free Writing Prospectus (dated on or before the Time of Sale or such Time of Delivery, as appropriate) amending, supplementing or updating such Issuer Free Writing Prospectus, did not at the Time of Sale, and at the Time of Delivery will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document in reliance upon and in conformity with written information furnished to the Company by any International Underwriter through the Joint Representatives specifically for use therein, it being understood and agreed that the only such information furnished to the Company by any International Underwriter consists of the Underwriter Information.

Schedule III - 5

As of the Time of Sale, neither (i) any General Use Issuer Free Writing Prospectus(es) issued at or prior to the Time of Sale and the Preliminary Prospectus, dated March 11, 2021, including the Basic Prospectus, the preliminary prospectus supplement relating to the International Offer Shares, and the other information, if any, stated in Schedule II-A to this Agreement, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus stated in Schedule II-B to this Agreement, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any International Underwriter through the Joint Representatives specifically for use therein, it being understood and agreed that the only such information furnished to the Company by any International Underwriter consists of the Underwriter Information.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and the Time of Sale and each Time of Delivery or until any earlier date that the Company notified or notifies the Joint Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, General Disclosure Package, or the Final Prospectus in all material respects. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement, or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Joint Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

Schedule III - 6

The Company (including, without limitation, its agents and representatives) has not engaged in any Testing-the-Waters Communication (being any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Securities Act of 1933), has not authorized anyone to engage in such communication and will not prepare, use, authorize, approve or refer to any materials in connection with such communication without the prior written consent of the International Underwriters.

The Company and each of its Significant Subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged. All their constitutional documents comply in all material respects with the requirements of applicable laws of jurisdictions of their incorporation or organization and are in full force and effect. The Company does not own or control, directly or indirectly, any corporation, association, affiliated entity or other entity that is a significant subsidiary as defined in Rule 1-02 of Regulation S-X of the Exchange Act other than the Significant Subsidiaries listed in the Hong Kong Prospectus.

The ownership structure relating to the Significant Subsidiaries complies with current PRC laws and regulations. Each of the contractual arrangements between or among the Company, the Significant Subsidiaries and/or shareholders of the Significant Subsidiaries, as the case may be (each a “Structure Contract” and collectively the “Structure Contracts”) is in full force and effect, enforceable against such parties in accordance with its terms, and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such Structure Contract. Each of the Structure Contracts does not (A) conflict with or result in a breach or violation of any of the terms or provision of, or constitute a default under, any indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which the Company and any Significant Subsidiary or, to the best knowledge of the Company after due inquiry, any shareholder of such Significant Subsidiary, as the case may be, is a party or by which the Company, any Significant Subsidiary or, to the best knowledge of the Company after due inquiry, any shareholder of such Significant Subsidiary is bound or to which any of its properties or assets are subject, (B) result in any violation of the provisions of the constitutive documents or business license of the Company or any Significant Subsidiary or (C) result in any violation of PRC statute or any order, rule or regulation of any PRC governmental agency, except, in each of (A) and (C) above, to the extent such breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the parties to any of the Structure Contracts has sent or received any communication regarding termination of, or intention not to renew, any of the Structure Contracts, and no such termination or non-renewal has been threatened or to the best of the Company’s knowledge is being contemplated by any of the parties thereto. To the best of the Company’s knowledge, there are no governmental or regulatory investigations ongoing or contemplated by any governmental or regulatory authority pertaining to the Structure Contracts.

Schedule III - 7

The Offer Shares and all other issued and outstanding share capital of the Company have been duly authorized; the authorized equity capitalization of the Company conforms as to legal matters in all material respects to the description thereof set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus; all outstanding ordinary shares of the Company are, and, when the Offer Shares sold by the Company have been delivered and paid for in accordance with this Agreement or the Hong Kong Underwriting Agreement, as applicable, as of each Time of Delivery, such Offer Shares will be validly issued, fully paid and non-assessable, free of any restriction upon the holding, voting or transfer thereof and conform in all material respects to the description of such Offer Shares contained in the General Disclosure Package; there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any ordinary shares or other equity interest in the Company or any of the Significant Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any ordinary shares of the Company or any such Significant Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options.

The Borrowed Shares have been duly authorized and validly issued, and will be delivered by the Lender in accordance with the terms of the Stock Borrowing Agreement; when the Borrowed Shares have been delivered by the Lender in accordance with the terms of the Stock Borrowing Agreement, such Borrowed Shares will have been validly issued, fully paid and non-assessable;

All the outstanding shares of capital stock or other equity interests of each of the Company’s Covered Subsidiaries (i) have been duly and validly authorized and issued, (ii) are fully paid and non-assessable, (iii) are owned directly or indirectly by the Company, except as set forth in the Time of Sale Information, and (iv) are free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party. All of the issued and outstanding share capital or equity interest of each of the Company’s Covered Consolidated Affiliated Entities (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable, (iii) are owned directly by directors, senior officers or family members of directors or senior officers of the Company or by consolidated affiliated entities of the Company, as the case may be, and (iv) are free and clear of any security interest, mortgage, pledge, lien encumbrance, claim and equity other than as set forth in the General Disclosure Package. Each shareholder of the Covered Consolidated Affiliated Entities is a citizen of the People’s Republic of China (which for the purpose of this Agreement excludes Taiwan, Hong Kong SAR and Macau SAR) and no application is pending in any other jurisdiction by him or her or on his or her behalf for naturalization or citizenship thereof.

Schedule III - 8

Except as disclosed in the Registration Statement and the General Disclosure Package, since the end of the period covered by the latest audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus, (i) there has been no development or event that would, individually or in the aggregate, have a Material Adverse Effect, (ii) there has been no dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, rights, assets, management, financial position, results of operations or prospects of the Company and its Controlled Entities taken as a whole, (iii) there has been no material adverse change in the share capital or long-term indebtedness of the Company and the Controlled Entities, taken as a whole, (iv) neither the Company nor any of the Controlled Entities has entered into any transaction or agreement that is material to the Company and the Controlled Entities taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and the Controlled Entities, and (v) neither the Company nor any of the Controlled Entities has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the Covered Consolidated Affiliated Entities, through, among other things, the rights assigned by their shareholders as to the exercise of their voting rights. The Company is not aware of any development (including, without limitation, developments with respect to the contractual arrangements involving the Covered Consolidated Affiliated Entities and accounting policies and operations of the Covered Consolidated Affiliated Entities) that could reasonably cause the Company to be unable to consolidate the operating and financial results of any of the Covered Consolidated Affiliated Entities.

Each of the Company and the Significant Subsidiaries has good and marketable title to all real property owned by it, in each case, which is material to the business of the Company and its Significant Subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except as disclosed in the Registration Statement and the General Disclosure Package, or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Significant Subsidiaries; and any real property and buildings held under lease by each of the Company and the Significant Subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by each of the Company and the Significant Subsidiaries.

Schedule III - 9

Each of the Company and the Significant Subsidiaries (i) possesses, and is in compliance with the terms of, all necessary licenses, franchises, concessions, consents, authorizations, approvals, orders, certificates and permits and have made all declarations and filings with, the appropriate domestic or foreign governmental or regulatory authorities (collectively, “Licenses”) to conduct their business in the manner as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, except any such failure to possess or be in compliance with such Licenses which would not be reasonably likely to have a Material Adverse Effect, and (ii) have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of the Significant Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

Neither the Company nor any of the Significant Subsidiaries is (i) in violation of its respective charter or other constitutive documents, (ii) in violation of any applicable judgment, law or statute or any order, decree, rule, regulation, guideline or notice of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties or assets (iii) in breach of or in default under any approval, consent, waiver, authorization, exemption, permission, endorsement or license granted by any court or governmental or regulatory agency or body or any stock exchange authorities having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties or assets, or (iv) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such violations or defaults under clauses (ii) or (iv) above that would not, individually or in the aggregate, result in a Material Adverse Effect.

No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company or the Lender, as applicable, for the consummation of the transactions contemplated by this Agreement or the Stock Borrowing Agreement, the issuance, offering and sale of the Offer Shares, the deposit of the Offer Shares with the HKSCC or the delivery of the Borrowed Shares, except (i) such as have been obtained or made, (ii) such as may be required under U.S. state securities laws, (iii) such governmental authorizations as may be required under state securities or Blue Sky laws or any laws of jurisdictions outside the PRC, Cayman Islands, Hong Kong and the United States in connection with the purchase and distribution of the Offer Shares by or for the respective accounts of the several International Underwriters or the delivery of the Borrowed Shares, and (iv) such final approval from the SEHK for the listing of and permission to deal in the Offer Shares and the Borrowed Shares on the Main Board of the SEHK.

Schedule III - 10

The execution, delivery and performance of this Agreement and the Operative Documents by the Company or the Lender, as applicable, the issuance and sale of the Offer Shares hereunder by the Company, the issuance and delivery of the Borrowed Shares by the Lender, and the consummation of the transactions contemplated by this Agreement and the Operative Documents in connection with the Offer Shares and the Borrowed Shares will not result in any violation of, conflict with or result in a breach of, or constitutes a default under SCHEDULE IV any of the terms or provisions of any agreement or other instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any property, right or asset of the Company or any of its Significant Subsidiaries is subject, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its Significant Subsidiaries; SCHEDULE V the provisions of the articles of association, business license or other constitutive documents of the Company or the Lender; and SCHEDULE VI any applicable judgment, law or statute or any order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or the Lender or any of their properties or assets, except, in the case of (i) and (iii) above, for such violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Except as disclosed in the Registration Statement and the General Disclosure Package, all dividends and other distributions declared and payable on the ordinary shares of the Company, if they are to be paid from the Cayman Islands, are freely transferable out of the Cayman Islands; all such dividends and other distributions will not be subject to withholding or other taxes under the laws, rules and regulations of the Cayman Islands and are otherwise free and clear of any other tax, withholding or deduction in the Cayman Islands and without the necessity of obtaining any governmental authorization in the Cayman Islands.

Except as disclosed in the Registration Statement and the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act (collectively, “registration rights”), other than registration rights that have been or will be satisfied, waived or complied with.

Each of this Agreement and the Operative Documents has been duly authorized, executed and delivered by the Company or the Lender, as applicable, and when validly authorized, executed and delivered by the other parties hereto and thereto, constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

Schedule III - 11

Except as disclosed in the Registration Statement and the General Disclosure Package, no Significant Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to its shareholders, from making any other distribution to its shareholders on such Significant Subsidiary’s share capital, from repaying to the Company any loans or advances to such Significant Subsidiary from the Company.

Neither the Company, any of the Significant Subsidiaries, nor, to the Company’s best knowledge, any of their respective directors, officers and its affiliates, acting on its behalf, (i) has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offer Shares, other than as permitted in accordance with Regulation M under the Exchange Act, or (ii) has taken or will take, directly or indirectly, any action which would constitute a violation of the market misconduct provisions of Parts XIII and XIV of the Securities and Futures Ordinance, or (iii) has taken or has omitted to take, directly or indirectly, any action which may result in the loss by any of the International Underwriters of the ability to rely on any stabilization safe harbor provided by the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance or otherwise.

Except as disclosed in the Registration Statement and the General Disclosure Package, there are no legal, arbitration or governmental proceedings (including proceedings commenced by the Commission or other regulatory authorities), pending to which the Company or any of the Controlled Entities is a party or of which any property of the Company or any of the Controlled Entities is the subject which, if determined adversely to the Company or any of the Controlled Entities, would individually or in the aggregate have a Material Adverse Effect or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offer Shares; and, to the best knowledge of the Company, no such proceedings have been threatened.

The Company is not and, after giving effect to the offering and sale of the Offer Shares and the application of the proceeds thereof as described in the Registration Statement and the General Disclosure Package, will not be an “investment company” as defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”).

Schedule III - 12

The Company and its Controlled Entities carry, or are covered by, insurance for the conduct of their businesses as described in the Registration Statement, the General Disclosure Package and the Final Prospectus; all such insurance is fully in force on the date hereof and will be fully in force at each Time of Delivery; the Company and its Controlled Entities are in compliance with the terms of all such insurance and there are no claims by the Company or any of its Controlled Entities under any such insurance as to which any insurance company is denying liability or defending under a reservation of rights clause, except where such denial would not reasonably be expected to have a Material Adverse Effect; neither the Company nor any of its Controlled Entities has any reason to believe that it will not be able to renew any such insurance as and when such insurance expires; neither the Company nor any of its Controlled Entities has been refused any material insurance coverage sought or applied for.

The Company does not believe it was a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its most recently completed taxable year and does not expect to be classified as a PFIC for the taxable year ended December 31, 2021.

Ernst & Young Hua Ming LLP, who have (i) certified certain financial statements of the Company and its Controlled Entities, and (ii) audited the Company’s internal control over financial reporting and management’s assessment thereof, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder and the Public Company Accounting Oversight Board (United States). PricewaterhouseCoopers Zhong Tian LLP, which has (i) certified certain financial statements of YY Live (as defined in the Hong Kong Prospectus) and its subsidiaries and consolidated affiliated entities (collectively, “YY Live”) and (ii) audited YY Live’s internal control over financial reporting and management’s assessment thereof, is to the Company’s knowledge, an independent registered public accounting firm with respect to YY Live as required by the Securities Act and the rules and regulations of the Commission thereunder and the Public Company Accounting Oversight Board (United States).

Except as disclosed in the Registration Statement and the General Disclosure Package, the Company or the Significant Subsidiaries own, possess or license the patents and patent applications, copyrights, trademarks, service marks, trade names, Internet domain names, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) and other intellectual property (collectively, the “Intellectual Property”) used by the Company or the Significant Subsidiaries in, and material to, the conduct of the Company’s or the Significant Subsidiaries’ business as now conducted or as proposed in the Registration Statement, the General Disclosure Package and the Final Prospectus to be conducted, except where such failure to own or possess the valid right to use such Intellectual Property would not, individually or in the aggregate, result in a Material Adverse Effect. To the Company’s knowledge, there is no infringement by third parties of any of the Company’s or the Significant Subsidiaries’ Intellectual Property, except for such infringement as would not, individually or in the aggregate, result in a Material Adverse Effect, and there are no legal or governmental actions, suits, proceedings or claims pending or, to the Company’s knowledge, threatened, against the Company or the Significant Subsidiaries (i) challenging the Company’s or any Significant Subsidiary’s rights in or to any Intellectual Property, (ii) challenging the validity or scope of any Intellectual Property owned by the Company or the Significant Subsidiaries, or (iii) alleging that the operation of the business of the Company or any of its Significant Subsidiaries as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of a third party and, in the case of (i), (ii) and (iii), which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, and the Company is unaware of any facts which would reasonably be expected to result in any such claim.

Schedule III - 13

All returns, reports or filings which ought to have been made by or in respect of the Company and its Significant Subsidiaries for taxation purposes as required by the law of the jurisdictions where the Company and its Significant Subsidiaries are incorporated or engage in business have been made and all such returns are correct in all material respects, and are not the subject of any dispute with the relevant revenue or other appropriate authorities except as may be being contested in good faith and by appropriate proceedings; and none of the Company or any of its Significant Subsidiaries has received notice of any tax deficiency with respect to the Company or any of its Significant Subsidiaries, other than any tax deficiency that would not reasonably be expected to have a Material Adverse Effect.

The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.

The consolidated financial statements (and the notes thereto) of the Company and YY Live included in or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and present fairly and accurately in all material respects the consolidated financial position of the Company and its Controlled Entities (including YY Live and its subsidiaries and consolidated affiliated entities) as of the dates specified and the consolidated results of operations of the Company and its Controlled Entities (including YY Live and its subsidiaries and consolidated affiliated entities) for the periods specified, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods presented (other than as described therein); the summary and selected consolidated financial data and the other financial information, including the quarterly financial results, included in or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus have been derived from the accounting records of the Company and its Controlled Entities or YY Live and its subsidiaries and consolidated affiliated entities, as applicable, comply in all material respects with the applicable requirements of the Securities Act, and present fairly and accurately the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference therein.

Schedule III - 14

The unaudited pro forma financial information and the related notes thereto included in the Hong Kong Prospectus present fairly the information shown therein, have been prepared in accordance with the applicable requirements of the Listing Rules and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Hong Kong Prospectus. The pro forma adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Hong Kong Prospectus.

(a) The Company’s and its Controlled Entities’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases ( collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Controlled Entities, taken as a whole, as currently conducted, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except those that would not result in a Material Adverse Effect. The Company and its Controlled Entities have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data in all material respects (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that would not reasonably be expected to have a Material Adverse Effect or that have been remedied without material cost or liability or the duty to notify any other person. The Company and its Controlled Entities are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

No material labor dispute with the employees of the Company or any of the Significant Subsidiaries exists or, to the knowledge of the Company, is threatened.

The Company and its Controlled Entities maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States (“US GAAP”). The Company and its Controlled Entities maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement and the General Disclosure Package, there are no material weaknesses or significant deficiencies in the Company’s internal controls.

Schedule III - 15

The Company has established, maintained and evaluated, or by the Listing Date shall have established, effective disclosure and corporate governance controls and procedures to ensure that the Company and its board of directors comply in a timely manner with the applicable requirements of the Listing Rules, the Securities and Futures Ordinance, the Companies Ordinance, the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong) and any other applicable Law relating to disclosure of information and reporting obligations.

Except as disclosed in the Registration Statement and the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any International Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the Global Offering.

Neither the Company nor any of its Controlled Entities, any officer or director, nor, to the best knowledge of the Company, any agent, employee or affiliate of the Company or any of its Controlled Entities, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and any other applicable anti-bribery or anti-corruption rules or regulations (together with the FCPA, the “Anti-Corruption Rules”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Anti-Corruption Rules or using any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; and the Company, its Controlled Entities and their affiliates have conducted their businesses in compliance with the Anti-Corruption Rules and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

Schedule III - 16

The operations of the Company and its Controlled Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the anti-money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Controlled Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

Neither the Company, nor any of its Controlled Entities, any officer or director, nor, to the best knowledge of the Company, any agent, employee, affiliate or person acting on behalf of the Company or any of its Controlled Entities, is currently the subject of (i) any U.S. sanctions administered by the United States Government (including, without limitation, by the Office of Foreign Assets Control of the U.S. Treasury Department) and including, without limitation, the designation as a “specially designated national” or “blocked person” or (ii) any sanctions or measures imposed by the United Nations Security Council or European Union or any other applicable jurisdictions (laws and regulations referred to in (i) and (ii) collectively, the “Sanction Laws and Regulations”). The Company and/or its Controlled Entities (i) are not located, organized or resident in a country, region or territory that is the subject or the target of Sanctions , including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”) and (ii) will not fund or facilitate any activities of or business in any Sanctioned Country or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions Laws and Regulations. For the past 5 years, the Company and its Controlled Entities have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country. The Company and/or its Controlled Entities will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person that, at the time of such financing, is the subject of any sanctions administered by any of the Sanction Laws and Regulations.

Each of the Company and the Controlled Entities has taken all necessary steps to comply with, and to ensure compliance by all of the Company’s direct or indirect shareholders who are PRC residents or PRC citizens with any applicable rules and regulations of the State Administration of Foreign Exchange of the PRC (the “SAFE Rules and Regulations”), including, without limitation, requesting each shareholder that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

Schedule III - 17

The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Final Prospectus fairly presents in all material respects the information called for by and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and all rules of the Nasdaq Stock Market that are applicable to them as of the date of this Agreement and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

No Controlled Entity is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Controlled Entity’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such Controlled Entity from the Company or from transferring any of such Controlled Entity’s properties or assets to the Company or any other Controlled Entity of the Company. Except as disclosed in the Registration Statement and the General Disclosure Package all dividends and other distributions declared and payable upon the equity interests in each of the Controlled Entities incorporated in the PRC in accordance with its articles of associations and the PRC Laws may be converted into foreign currency and freely transferred out of the PRC without the necessity of obtaining any Governmental Authorizations in the PRC except such as have been obtained, and all such dividends and other distributions are not and will not be subject to any taxes or deductions under the applicable PRC Laws.

The Company has not distributed and will not distribute, prior to the later of the latest Time of Delivery and the completion of the International Underwriters’ distribution of the International Offer Shares, any offering material in connection with the offering and sale of the International Offer Shares, other than any Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus to which the Joint Representatives have consented in accordance with this Agreement and any General Use Issuer Free Writing Prospectus set forth on Schedule II-A hereto.

Approval in principle has been obtained from the Listing Committee for the listing of, and permission to deal in, the Offer Shares on the Main Board of the Stock Exchange and there is no reason to believe that such approval may be revoked, suspended or modified.

Any certificate signed by any officer or director of the Company and delivered to the Underwriters, counsel for the Underwriters as required or contemplated by this Agreement or the Hong Kong Underwriting Agreement, as applicable, shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Underwriter.

Schedule III - 18

SCHEDULE VII

LIST OF LOCK-UP PARTIES

Robin Yanhong Li

Melissa Ma

James Ding

Brent Callinicos

Yuanqing Yang

Jixun Foo

Herman Yu

Haifeng Wang

Dou Shen

Shanshan Cui

Victor Zhixiang Liang

Schedule IV - 1

SCHEDULE VIII

NAMES AND ADDRESSES OF THE UNDERWRITERS

Merrill Lynch (Asia Pacific) Limited

55/F Cheung Kong Center

2 Queen’s Road Central

Central

Hong Kong

CLSA Limited

18/F, One Pacific Place

88 Queensway

Hong Kong

Goldman Sachs (Asia) L.L.C.

68/F, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

China International Capital Corporation Hong Kong Securities Limited

29/F, One International Finance Centre

1 Harbour View Street

Central

Hong Kong

UBS AG Hong Kong Branch

52/F Two International Finance Centre

8 Finance Street

Central

Hong Kong

CCB International Capital Limited

12/F, CCB Tower

3 Connaught Road Central

Central

Hong Kong

As the Joint Global Coordinators

Schedule V - 1

Merrill Lynch (Asia Pacific) Limited

55/F Cheung Kong Center

2 Queen’s Road Central

Central

Hong Kong

CLSA Limited

18/F, One Pacific Place

88 Queensway

Hong Kong

Goldman Sachs (Asia) L.L.C.

68/F, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

China International Capital Corporation Hong Kong Securities Limited

29/F, One International Finance Centre

1 Harbour View Street

Central

Hong Kong

UBS AG Hong Kong Branch

52/F Two International Finance Centre

8 Finance Street

Central

Hong Kong

CCB International Capital Limited

12/F, CCB Tower

3 Connaught Road Central

Central

Hong Kong

UBS Securities LLC

(in relation to the International Offering only)

1285 Avenue of the Americas

New York

New York 10019

United States

Schedule V - 2

China Renaissance Securities (Hong Kong) Limited Units 8107-08

Level 81, International Commerce Centre

1 Austin Road West

Kowloon

Hong Kong

Nomura International (Hong Kong) Limited

30/F Two International Finance Centre

8 Finance Street

Central

Hong Kong

Citigroup Global Markets Asia Limited

(in relation to the Hong Kong Public Offering only)

50/F, Champion Tower

3 Garden Road

Central

Hong Kong

Citigroup Global Markets Limited

(in relation to the International Offering only)

33 Canada Square

Canary Wharf

London E14 5LB

United Kingdom

ICBC International Capital Limited

37/F ICBC Tower

3 Garden Road

Hong Kong

BOCI Asia Limited

26/F, Bank of China Tower

1 Garden Road

Central

Hong Kong

ABCI CAPITAL LIMITED

11/F, Agricultural Bank of China Tower

50 Connaught Road Central

Hong Kong

Schedule V - 3

Haitong International Securities Company Limited

22/F Li Po Chun Chambers

189 Des Voeux Road Central

Hong Kong

As the Joint Bookrunners

Merrill Lynch (Asia Pacific) Limited

55/F Cheung Kong Center

2 Queen’s Road Central

Central

Hong Kong

CLSA Limited

18/F, One Pacific Place

88 Queensway

Hong Kong

Goldman Sachs (Asia) L.L.C.

68/F, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

China International Capital Corporation Hong Kong Securities Limited

29/F, One International Finance Centre

1 Harbour View Street

Central

Hong Kong

UBS AG Hong Kong Branch

52/F Two International Finance Centre

8 Finance Street

Central

Hong Kong

CCB International Capital Limited

12/F, CCB Tower

3 Connaught Road Central

Central

Hong Kong

Schedule V - 4

UBS Securities LLC

(in relation to the International Offering only)

1285 Avenue of the Americas

New York

New York 10019

United States

China Renaissance Securities (Hong Kong) Limited Units 8107-08

Level 81, International Commerce Centre

1 Austin Road West

Kowloon

Hong Kong

Nomura International (Hong Kong) Limited

30/F Two International Finance Centre

8 Finance Street

Central

Hong Kong

Citigroup Global Markets Asia Limited

(in relation to the Hong Kong Public Offering only)

50/F, Champion Tower

3 Garden Road

Central

Hong Kong

Citigroup Global Markets Limited

(in relation to the International Offering only)

33 Canada Square

Canary Wharf

London E14 5LB

United Kingdom

ICBC International Securities Limited

37/F ICBC Tower

3 Garden Road

Hong Kong

Schedule V - 5

BOCI Asia Limited

26/F, Bank of China Tower

1 Garden Road

Central

Hong Kong

ABCI SECURITIES COMPANY LIMITED

(Joint Lead Manager only)

10/F, Agricultural Bank of China Tower

50 Connaught Road Central

Hong Kong

Haitong International Securities Company Limited

22/F Li Po Chun Chambers

189 Des Voeux Road Central

Hong Kong

Futu Securities International (Hong Kong) Limited

Unit C1-2, 13/F, United Centre

No. 95 Queensway

Admiralty

Hong Kong

As the Joint Lead Managers

Schedule V - 6

SCHEDULE IX

BAIDU, INC.

ACCOUNT INFORMATION

Account Name: [•]

Bank Name: [•]

Bank SWIFT: [•]

Account Number: [•]

Schedule III - 1

EXHIBIT A

OFFICER’S CERTIFICATE

I, Robin Yanhong Li, Chief Executive Officer of Baidu, Inc., an exempted company incorporated in Cayman Islands with limited liability (the “Company”), pursuant to Section [6(e)] of the international underwriting agreement, dated March [17], 2020 (the “International Underwriting Agreement”), among the Company and the several International Underwriters named therein, and pursuant to Section 2.1.1 of the Hong Kong underwriting agreement, dated March 11, 2020 (the “Hong Kong Underwriting Agreement”), among the Company and the several Hong Kong Underwriters named therein, hereby certify that, to the best of my knowledge, after due and careful inquiry:

1.

The representations and warranties of the Company in the International Underwriting Agreement and the Hong Kong Underwriting Agreement are true and accurate and not misleading as of the date hereof as though made on and as the date hereof.

2.

The Company has performed all obligations and satisfied all conditions on its part to be performed or satisfied pursuant to the International Underwriting Agreement and the Hong Kong Underwriting Agreement at or prior to the date thereof.

3.

No order suspending the effectiveness of the Registration Statement is or has been in effect, and no proceeding for such purposes or pursuant to Section 8A under the U.S. Securities Act of 1933, as amended (the “Securities Act”) is or has been pending before or threatened by the U.S. Securities and Exchange Commission (the “Commission”); the Prospectus has been timely filed with the Commission under the Securities Act and in accordance with Section [7(a)] of the International Underwriting Agreement; and all requests by the Commission for additional information has been complied with to the reasonable satisfaction of the Joint Representatives.

4.

(A) There has been no material decreases in issued share capital, cash and cash equivalents, accounts receivable, net prepayments and other current assets, short-term investments, total assets or shareholders’ equity, or increase in long-term debts of the Group as of (i) the date of this Agreement, (ii) the Hong Kong Prospectus Date, (iii) the Price Determination Date, (iv) the Listing Date or (v) the date of closing of the Over-allotment Option, as applicable, in each case as compared to amounts shown in the latest audited consolidated statement of financial position of the Group as of December 31, 2020 included in the Offering Documents; and (B) there has been no material decreases in revenue, income (loss) from operations or net income (loss) of the Group during the period from the date of the latest audited consolidated income statement of the Group for the nine months ended December 31, 2020 included in the Offering Documents to (i) the date of this Agreement, (ii) the Hong Kong Prospectus Date, (iii) the Price Determination Date, (iv) the Listing Date or (v) the date of closing of the Over-allotment Option, as applicable, in each case as compared to the corresponding period in the preceding year.

Capitalized terms used herein that are not otherwise defined shall have the same meanings as defined in the International Underwriting Agreement and/or the Hong Kong Underwriting Agreement.

IN WITNESS WHEREOF, the undersigned have hereunto executed this certificate.

Dated: [•], 2020

By:
Name: Robin Yanhong Li
Title: Chief Executive Officer

EXHIBIT B

CHIEF FINANCIAL OFFICER’S CERTIFICATE

I, Herman Cheng-chun Yu, Chief Financial Officer of Baidu, Inc., an exempted company incorporated in Cayman Islands with limited liability (the “Company”), pursuant to Section [6(f)] of the international underwriting agreement, dated March [17], 2021 (the “International Underwriting Agreement”), among the Company and the several International Underwriters named therein, and pursuant to Section 2.1.1 of the Hong Kong underwriting agreement, dated March 11, 2021, among the Company and the several Hong Kong Underwriters named therein, hereby certify that, to the best of my knowledge, after due and careful inquiry:

1.

I am familiar with the accounting, operations, records systems and internal controls of the Company. I, as the Chief Financial Officer of the Company, am responsible for, among other things: (i) preparing financial statements and related disclosures for the Company in conformity with accounting principles generally accepted in the United States; and (ii) overseeing internal control over financial reporting and the Company’s management information systems.

2.

I have participated in the preparation of the Hong Kong Prospectus, the Pricing Disclosure Package and the Prospectus. In connection with such participation, I have reviewed the disclosure in the Hong Kong Prospectus, the Pricing Disclosure Package, and the Prospectus, have discussed such disclosure with other members of the senior management of the Company, the counsels to the Company, the Joint Global Coordinators, the Joint Sponsors, the counsels to the International Underwriters and Ernst & Young Hua Ming LLP as independent reporting accountants to the Company.

3.

In particular, I have reviewed the financial and operating data and other information that has been identified on the copies of the [Hong Kong Prospectus, the Pricing Disclosure Package, the Prospectus] attached hereto as Appendix A (the “Company Information”). I confirm that all of the Company Information is true, accurate and complete.

4.

Where the Company Information is derived from the Company’s accounting and other records, we confirm that the Company Information has been properly extracted from such records and is accurately reproduced in the Hong Kong Prospectus, the Pricing Disclosure Package, and the Prospectus.

Capitalized terms used herein that are not otherwise defined shall have the same meanings as defined in the International Underwriting Agreement.

IN WITNESS WHEREOF, the undersigned have hereunto executed this certificate.

Dated: [•], 2021

By:
Name: Herman Cheng-chun Yu
Title: Chief Financial Officer

EXHIBIT C

LOCK-UP AGREEMENT

            , 2021

MERRILL LYNCH (ASIA PACIFIC) LIMITED

55/F Cheung Kong Center

2 Queen’s Road Central

Central, Hong Kong

CLSA LIMITED

18/F, One Pacific Place

88 Queensway

Hong Kong

GOLDMAN SACHS (ASIA) L.L.C.

68/F Cheung Kong Center

2 Queen’s Road Central

Central, Hong Kong

Re:	Baidu, Inc.

Ladies and Gentlemen:

The undersigned understands that you, as the joint representatives (the “Joint Representatives”), propose to enter into underwriting agreements (collectively, the “Underwriting Agreements”) on behalf of the International Underwriters and the Hong Kong Underwriters (collectively, the “Underwriters”), with Baidu, Inc., an exempted company with limited liability under the laws of the Cayman Islands (the “Company”), providing for a global offering (the “Global Offering”) of Class A ordinary shares of the Company, par value US$0.000000625 per share (the “Ordinary Shares”), pursuant to (1) a Hong Kong prospectus in connection with the public offering of Ordinary Shares in Hong Kong and (2) a Registration Statement on Form F-3 (File No. 333-254035) (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”) (collectively, the “Offering Documents”). Capitalized terms used and not defined herein shall have the meanings set forth in the Offering Documents.

In consideration of the agreement by the Underwriters to offer and sell the Offer Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, without the prior written consent of the Joint Representatives (for themselves and on behalf of the Underwriters), during the period specified in the following paragraph (the “Lock-Up Period”) the undersigned will not, and will not cause any direct or indirect affiliate to, offer, sell, contract to sell, pledge, grant any option to purchase, purchase any option or contract to sell, make any short sale or otherwise dispose of any American Depositary Shares (“ADSs”) or Ordinary Shares or any securities of the Company that are substantially similar to the ADSs or Ordinary Shares, or any options or warrants to purchase any ADSs, Ordinary Shares or any securities of the Company that are substantially similar to the ADSs or Ordinary Shares, or any securities convertible into, exchangeable for or that represent the right to receive ADSs, Ordinary Shares or any securities of the Company that are substantially similar to the ADSs or Ordinary Shares, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC and/or the Securities and Futures Ordinance (Chapter 571 of The Laws of Hong Kong) (collectively the “Lock-Up Securities”). Notwithstanding the foregoing, for the purpose of this letter agreement (the “Lock-Up Agreement”), the term “Lock-Up Securities” shall not include, and nothing in this Lock-Up Agreement shall prohibit any transaction relating only to, (i) ADSs or Ordinary Shares of the Company purchased in open market transactions after the Public Offering Date (as defined below), or (ii) ADSs or Ordinary Shares of the Company acquired in private transactions after the Public Offering Date from third parties to the extent such acquired ADSs or Ordinary Shares are not subject to any lock-up or similar transfer restrictions.

The foregoing restriction is expressly agreed to preclude the undersigned from (i) engaging in any hedging or other or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities (even if such Lock-Up Securities would be disposed of by someone other than the undersigned) whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Lock-Up Securities, in cash or otherwise; and (ii) entering into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (iii) make any demand for, or exercise any right with respect to, the registration of any Lock-Up Securities, or (4) publicly disclose the intention to do any of the foregoing. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Lock-Up Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Lock-Up Securities.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and will end at the close of business of the 90th day after the date of listing of Ordinary Shares on The Stock Exchange of Hong Kong Limited (the “Public Offering Date”).

In addition, the undersigned agrees that, without the prior written consent of the Joint Representatives (for themselves and on behalf of the Underwriters), it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to the registration of the Lock-Up Securities where such registration would be filed during the Lock-Up Period provided in the foregoing paragraph (or extension thereof pursuant to this Lock-Up Agreement). If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed securities the undersigned may purchase in the Global Offering.

Notwithstanding the foregoing, the undersigned may transfer the Lock-Up Securities (i) as a bona fide gift or gifts to a charitable or not-for-profit organization or educational institution; (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust, provided that any such transfer shall not involve a disposition for value, (iii) by will or intestate succession upon the death of the undersigned, (iv) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, (v) by surrender or forfeiture of any Lock-Up Securities to the Company or sale or transfer of any Lock-Up Securities to satisfy (x) tax withholding obligations upon exercise or vesting or (y) the exercise price upon a cashless net exercise, in each case, of share options, equity awards, warrants or other right to acquire Ordinary Shares or ADSs pursuant to the Company’s equity incentive plans described in the Offering Documents, (vi) to the Company or an affiliate of the Company arising as a result of the termination of employment or directorship of the undersigned and pursuant to employment agreements under which the Company or such affiliate of the Company has the option to repurchase such Lock-Up Securities or a right of first refusal with respect to transfers of such Lock-Up Securities, provided that any filing made pursuant to the Securities and Futures Ordinance (Chapter 571 of The Laws of Hong Kong) shall include a footnote noting the circumstances described in this clause, (vii) with the prior written consent of Joint Representatives (for themselves and on behalf of the Underwriters); (viii) to a partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests; or (ix) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (viii) above.

Notwithstanding the foregoing, nothing in this Lock-Up Agreement shall prohibit the exercise of any option, warrant or other rights to acquire the Company’s Ordinary Shares, ADSs or other securities, the settlement of any restricted share units or the conversion of any convertible security into Ordinary Shares or ADSs, in each case as described in the Offering Documents. In addition, with respect to clauses (i) and (ix) above, it shall be a condition to such transfer that no filing under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) nor any other public filing or disclosure of such transfer by or on behalf of the undersigned shall be required or voluntarily made during the Lock-Up Period and prior to such transfer or distribution, the transferee, donee, trustee or distributee agrees to be bound in writing by the restrictions set forth herein. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, domestic partnership, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, the undersigned may transfer the Lock-Up Securities (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to members or shareholders of the undersigned; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such Lock-Up Securities subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such Lock-Up Securities except in accordance with this Lock-Up Agreement, and provided further that any such transfer pursuant to clauses (A) and (B) shall not involve a disposition for value and no public announcement or filing under the Exchange Act or any other applicable laws and regulations regarding thereof shall be required of or voluntarily made by or on behalf of the undersigned or the Company.

Furthermore, nothing in this Lock-Up Agreement shall be deemed to prevent the undersigned from establishing any contract, instruction or plan (a “Plan”) pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ADSs or Ordinary Shares; provided that (x) such Plan does not provide for the transfer of the Lock-Up Securities during the Lock-Up Period and (y) no public announcement or filing under the Exchange Act regarding the establishment of such Plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company.

Notwithstanding the forgoing, nothing in this Lock-Up Agreement shall be deemed to prevent the registration of the offering and sales of the Company’s securities as contemplated by the Underwriting Agreements and the sales of the securities to the Underwriters in the Global Offering.

The undersigned now has, and, except as contemplated by the above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Lock-Up Securities, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar and the depositary for the ADSs against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding towards consummation of the Global Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement.

This Lock-Up Agreement (and for the avoidance of doubt, the Lock-Up Period described herein) and related restrictions shall automatically terminate upon the earliest to occur, if any, of the Joint Representatives (for themselves and on behalf of the Underwriters) on the one hand, or the Company, on the other hand, advising the other in writing prior to the execution of the Underwriting Agreements that they have or it has determined not to proceed with the Global Offering contemplated by the Underwriting Agreements, (ii) the Offering Documents filed with the Commission or any other relevant authority with respect to the Global Offering contemplated by the Underwriting Agreements are withdrawn, or (iii) the termination of either Underwriting Agreement prior to payment for and delivery of Shares, in the event the closing of the Global Offering shall not have occurred prior to such date.

This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

Very truly yours,

By:
Authorized Signature:
Title:

EXHIBIT D

PRESS RELEASE

[DATE]

Baidu, Inc. (the “Company”) announced today that it is notified by [•], joint representatives of the several international underwriters in the Company’s recent public sale of [•] ordinary shares of the Company, [•] are [waiving][releasing] a lock-up restriction with respect to ordinary shares of the Company held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on                , 20                , and the ordinary shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration, or an exemption from registration, under the United States Securities Act of 1933, as amended.

EXHIBIT E

OVER-ALLOTMENT OPTION EXERCISE NOTICE

[•], 2021

To: Baidu, Inc. (the “Company”)

(the “Over-allotment Option Grantor”)

Dear Sirs,

Reference is made to the International Underwriting Agreement dated March [17], 2021 (the “International Underwriting Agreement”) among the Company, and the several International Underwriters named therein in relation to the International Offering of shares (the “Shares”) of the Company.

Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the International Underwriting Agreement.

On behalf of the International Underwriters, we hereby give you notice of the exercise by the International Underwriters of their right, pursuant to Section [1(a)] of the International Underwriting Agreement, to elect to purchase a further 14,250,000 U.S. Option Shares. We hereby request that delivery of the U.S. Option Shares take place on or around [•] [a.m./p.m.] (Hong Kong time) on [•], 2021.

This letter shall be governed by and construed in accordance with the laws of the State of New York.

This letter may be executed in counterparts. Each counterpart shall constitute an original of this letter but shall together constitute a single document.

We should be grateful if you would confirm your acceptance of the above by countersigning below.

[Signatures to Follow]

SIGNED by	)

[•]	)

for and on behalf of itself and each of the	)

INTERNATIONAL UNDERWRITERS	)

(as defined herein))

SIGNED by	)

[•]	)

for and on behalf of itself and each of the	)

INTERNATIONAL UNDERWRITERS	)

(as defined herein))

SIGNED by	)

[•]	)

for and on behalf of itself and each of the	)

INTERNATIONAL UNDERWRITERS	)

(as defined herein))

For good and valuable consideration, we hereby confirm our acceptance and acknowledgement of the terms set out herein.

BAIDU, INC.

By:
Name:
Title: